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                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into this 19th day of July, 1996, by and between ATMOS ENERGY CORPORATION, a Texas corporation ("Atmos"), and UNITED CITIES GAS COMPANY, an Illinois and Virginia corporation ("United Cities").

     In consideration of the mutual agreements herein contained, Atmos and United Cities agree to carry out a plan of reorganization providing for a statutory merger under the applicable laws of Texas, Illinois and Virginia whereby:

     A. United Cities will be merged with and into Atmos, with Atmos as the surviving corporation incorporated and existing under the laws of the States of Texas and Virginia;

     B. the shareholders of United Cities, upon exchange of their shares of common stock of United Cities, will receive shares of common stock of Atmos; and

     C. all of the assets, properties, and business of United Cities, together with all of the obligations and liabilities of United Cities, shall thereupon be transferred to and assumed by Atmos;

all subject to the following terms and conditions:

                                   ARTICLE 1

                REPRESENTATIONS AND WARRANTIES OF UNITED CITIES

     United Cities hereby represents and warrants to Atmos that the statements set forth in this Article 1 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 1, except as otherwise set forth in the United Cities Disclosure Schedule attached hereto as Exhibit A; provided, that each matter set forth in the United Cities Disclosure Schedule shall be deemed to be an exception only to those representations and warranties that are specifically referenced by Section number in the United Cities Disclosure
Schedule in connection with such matter.

     Section 1.1  Organization and Qualification.
     -----------  ------------------------------

          (a) United Cities is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdictions of its incorporation and has all requisite corporate power and authority and possesses all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals, and orders (collectively, "Governmental Authorizations") necessary to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted except where the failure

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     to have any of such Governmental Authorizations would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities, of the United Cities Entities, taken as a whole. United Cities is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions (if any) where the failure to be duly qualified or licensed does not and would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities, of the United Cities Entities, taken as a whole.

          (b) United Cities has not been a subsidiary or division of another corporation or entity at any time during the two-year period prior to the date of this Agreement.

          (c) United Cities has heretofore delivered to Atmos true, correct, and complete copies of United Cities' Articles of Incorporation and Bylaws, including all amendments thereto.

     Section 1.2  Subsidiaries.
     -----------  ------------

          (a) United Cities does not directly or indirectly own any equity or similar interest in any corporation, partnership, joint venture, or other business association or entity, except as set forth in Section 1.2(b), other than (i) United Cities Energy Corporation, a Delaware corporation that is wholly owned by United Cities, (ii) United Cities Gas Storage Company, a Delaware corporation that is wholly owned by United Cities,
     (iii) United Cities Propane Gas of Tennessee, Inc., a Tennessee corporation that is wholly owned by United Cities Energy Corporation, and (iv) United Cities Leasing, Inc., a Georgia corporation that is wholly owned by United Cities Energy Corporation (collectively, the "United Cities Subsidiaries"). (United Cities and the United Cities Subsidiaries are referred to collectively in this Agreement as the "United Cities Entities.") United Cities is the sole record and beneficial owner of, and has good and valid title to, all of the outstanding shares of capital stock of United Cities Energy Corporation and United Cities Gas Storage Company, and United Cities Energy Corporation is the sole record and beneficial owner of, and has good and valid title to, all of the outstanding capital stock of United Cities Propane Gas of Tennessee, Inc. and United Cities Leasing, Inc., in each case free and clear of all liens, mortgages, pledges, security interests or other encumbrances. All of the outstanding capital stock of each of the United Cities Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable.

          (b) United Cities Energy Corporation owns a 45% equity interest in Woodward Marketing, L.L.C., free and clear of all liens, mortgages, pledges, security interests and other encumbrances. The equity ownership interest held by United Cities Energy

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     Corporation in Woodward Marketing, L.L.C. has been duly authorized and validly issued, is fully paid and nonassessable.

          (c) Each of the United Cities Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and possesses all Governmental Authorizations necessary to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to have any of such Governmental Authorizations would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities, of the United Cities Entities, taken as a whole. Each of the United Cities Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions (if any) where the failure to be duly qualified or licensed does not and would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole.

          (d) Woodward Marketing, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted and is duly qualified as foreign limited liability company in the State of Texas.

          (e) United Cities has heretofore delivered to Atmos true, correct and complete copies of the Articles of Incorporation and Bylaws, including all amendments thereto, of the United Cities Subsidiaries, and of the charter documents and Limited Liability Company Agreement of Woodward Marketing, L.L.C.

     Section 1.3  Capitalization.  The entire authorized capital stock of United
     -----------  --------------
Cities consists of 40,000,000 shares of common stock, no par value ("United Cities Stock"), and 200,000 shares of preferred stock, no par value ("Preferred Stock"). As of June 30, 1996, (a) 13,102,913 shares of United Cities Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights, (b) no shares of Preferred Stock were issued and outstanding, and (c) no shares of United Cities Stock or Preferred Stock were held in the treasury of United Cities. Except as set forth on the United Cities SEC Reports, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of the United Cities Entities or obligating the United Cities Entities to issue or sell any shares of capital stock of, or any securities convertible into or evidencing the right to purchase any shares of capital stock of or other equity interests in, the United Cities Entities. There are no obligations, contingent or otherwise, of the

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United Cities Entities to repurchase, redeem, or otherwise acquire any shares of capital stock or other equity interests in any of the United Cities Entities.

     Section 1.4  Authority Relative to this Agreement.  United Cities has all
     -----------  ------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the approval of United Cities shareholders as contemplated in this Agreement and the terms and conditions of this Agreement. The execution and delivery of this Agreement by United Cities and the consummation by United Cities of the transactions contemplated hereby have been duly and validly authorized by United Cities' Board of Directors and, except for the approval of the shareholders of United Cities, no other corporate proceedings on the part of United Cities are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by United Cities and constitutes the legal, valid, and binding obligation of United Cities and is enforceable against United Cities in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws generally affecting creditors' rights.

     Section 1.5  No Conflict; Required Filings and Consents.  The execution,
     -----------  ------------------------------------------
delivery, and performance of this Agreement by United Cities and the consummation by United Cities of the transactions contemplated hereby in accordance with the terms and conditions hereof, including the Merger, do not and will not:

          (a) conflict with the Articles of Incorporation or Bylaws of the United Cities Entities or the Certificate of Formation or Limited Liability Company Agreement of Woodward Marketing, L.L.C.;

          (b) conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to any of the United Cities Entities or by which any of them or any of their respective properties is bound or affected;

          (c) except for those consents and waivers required to be obtained pursuant to Section 3.5, require from any person other than a governmental or regulatory authority any consent, approval, or notice under, or violate, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of any of the United Cities Entities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which any of the United Cities Entities is a party or by which any of the United Cities Entities or any of their respective properties is bound or affected; or

          (d) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority except (i) the applicable

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     requirements of federal and state securities laws, (ii) the filing requirements under the Hart-Scott-Rodino Act, (iii) the filing and recordation of appropriate merger or other documents as required by the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act, (iv) approvals of the applicable state public utility commissions in the states in which United Cities or Atmos is doing business, and (v) approval of the Federal Energy Regulatory Commission.

     Section 1.6  Compliance.  None of the United Cities Entities is in breach,
     -----------  ----------
default, or violation of, and no event has occurred or is occurring that with notice or lapse of time or both would become a breach, default, or violation of,
(a) any of the United Cities Entities' Articles of Incorporation or Bylaws or the Certificate of Formation or Limited Liability Company Agreement of Woodward Marketing, L.L.C., (b) any law, rule, regulation, order, judgment, or decree applicable to any of the United Cities Entities or by which any of them or any of their respective properties is bound or affected, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the United Cities Entities is a party or by which any of them or any of their respective properties is bound or affected, nor have any of them received and not finally resolved any complaint, citation, or notice of a breach, default, or violation of any of the foregoing nor are any threatened.

     Section 1.7  Environmental Matters.
     -----------  ---------------------

          (a) No Hazardous Materials are now located in, on, at, upon, or under the Subject Property currently owned or operated by any of the United Cities Entities or have migrated or emanated, or threaten to migrate or emanate, to adjacent property in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the United Cities Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency; and no Hazardous Materials have been located in, on, at, upon, or under the Subject Property, or migrated or emanated from the Subject Property at any time prior to or during the Use of the Subject Property by any of the United Cities Entities in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the United Cities Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

          (b) No Hazardous Materials have been generated, stored, transported, disposed of on-site, or sent off-site from, in, on, at, or upon the Subject Property at any time during the Use of the Subject Property by any of the United Cities Entities (or prior to the Use of the Subject Property by any of the United Cities Entities) in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the United Cities Entities will

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     be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

          (c) There are no off-site locations where Hazardous Materials generated or transported from the Subject Property have been stored, treated, recycled, or disposed of by any of the United Cities Entities or their agents, employees, or representatives in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the United Cities Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

          (d) Each of the United Cities Entities has all permits, licenses, or authorizations from any Environmental Agency that it is required to have by any Environmental Requirement in order to operate any aspect of the Subject Property currently operated by it or the business currently conducted at the Subject Property; the Use of the Subject Property currently Used by each of the United Cities Entities, including but not limited to any and all Environmental Activity, and all Environmental Conditions, is and has been in compliance with all Environmental Requirements during the Use of the Subject Property by each of the United Cities Entities and at all times prior to its Use by each of the United Cities Entities.

          (e) No Environmental Costs have been suffered by any of the United Cities Entities or by any third party prior to or during the Use of the Subject Property by any of the United Cities Entities, and United Cities is not aware of, and has not received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans that may result in Environmental Costs or that may give rise to any common law or legal liability based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste or Hazardous Materials.

          (f) None of the United Cities Entities has Used, in the past, any facilities that could reasonably be expected to subject any of the United Cities Entities to Environmental Costs.

          (g) All of the manufactured gas plants now or formerly Used by any of the United Cities Entities and all locations where waste from these plants was disposed of are set forth in the United Cities SEC Reports.

          (h) All of the underground storage tanks located on the Subject Property are set forth in the United Cities SEC Reports.

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     Section 1.8  Contracts.  United Cities has made available to Atmos all
     -----------  ---------
material contracts, loan agreements, indentures, commitments, and other agreements or documents to which any of the United Cities Entities is a party or by which any of the United Cities Entities or any of their respective properties is bound or affected. All such contracts and instruments are in full force and effect and no party thereto is in default thereunder and no default is threatened thereunder.

     Section 1.9  SEC Filings; Financial Statements; Absence of Undisclosed
     -----------  ---------------------------------------------------------
Liabilities.
- -----------

          (a) United Cities has filed all forms, reports, and documents required to be filed with the SEC since January 1, 1993, and has heretofore delivered or made available to Atmos, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 through 1995, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1996, (iii) all proxy statements relating to United Cities' meetings of shareholders (whether annual or special) held since January 1, 1993, (iv) all Forms 8-K filed by United Cities with the SEC since January 1, 1993, (v) all other reports or registration statements filed by United Cities with the SEC since January 1, 1993, and (vi) all amendments and supplements to all such reports, registration statements and proxy statements filed by United Cities with the SEC since January 1, 1993 (collectively, the "United Cities SEC Reports"). As of their respective dates, the United Cities SEC Reports were prepared in substantial compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the United Cities Entities other than United Cities is subject to the reporting requirements of the Exchange Act.

          (b) United Cities has heretofore delivered or made available to Atmos its audited consolidated financial statements for its fiscal years ended December 31, 1993 through 1995 and its unaudited consolidated financial statements for the period ended March 31, 1996. All such financial statements of United Cities that have been delivered or made available to Atmos have been prepared in accordance with generally accepted accounting principles applied (except as otherwise noted therein) on a consistent basis throughout the periods covered thereby (subject, in the case of any such financial statements that are unaudited, to year-end adjustments in such amount and of such type as are or will be consistent with adjustments made in prior fiscal years). The consolidated financial statements (together with the related notes thereto) fairly present in all material respects the consolidated financial condition and consolidated results of operation of United Cities as of and for the respective dates indicated.

          (c) None of the United Cities Entities has any liabilities or obligations (whether accrued, absolute, contingent, known or unknown, or otherwise) that (i) are not accrued or reserved against in the consolidated balance sheet of United Cities as at March 31, 1996

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     or reflected in the notes thereto in accordance with generally accepted accounting principles consistently applied or (ii) were incurred after the date of such balance sheet outside of the ordinary course of business of any of the United Cities Entities.

     Section 1.10  Books and Records.  United Cities has made available to
     ------------  -----------------
Atmos, and will continue to make available to Atmos, all of the United Cities Entities' books, records, and certificates. All of such books, records, and certificates are true, complete, and correct.

     Section 1.11  Conduct of Business in Ordinary Course; Absence of Certain
     ------------  ----------------------------------------------------------
Changes or Events.  Since March 31, 1996, each of the United Cities Entities has
- -----------------
conducted its business only in the ordinary course; and, since such date, there has not been any adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the United Cities Entities, taken as a whole, or any condition, event, or development that will result in an adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole.

     Section 1.12  Litigation.  There are no material claims, actions, suits,
     ------------  ----------
investigations, or proceedings pending or threatened against or affecting any of the United Cities Entities or any of their respective properties or rights at law or in equity before or by any court, arbitrator, or administrative, governmental, or regulatory authority or body. None of the United Cities Entities nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination, or award.

     Section 1.13  Title to, and Condition of, Assets.  Each of the United
     ------------  ----------------------------------
Cities Entities has good and marketable title to, or a valid leasehold interest in, all of its assets and properties, real and personal, including the properties, assets, and leasehold interests reflected in the United Cities balance sheet dated March 31, 1996 referred to in Section 1.9 of this Agreement (except for any properties or assets disposed of in the ordinary course of business since the date of such balance sheet), necessary or appropriate for the operation of its business, free and clear of all liens, mortgages, pledges, security interests, or other encumbrances (except for matters set forth in the notes to such balance sheet and the notes to the December 31, 1995 balance sheet). All of the United Cities Entities' properties and assets are in good condition and repair (ordinary wear and tear excepted) and are adequate and sufficient for the conduct of the United Cities Entities' businesses.

     Section 1.14  Intellectual Property.  The United Cities Entities own or
     ------------  ---------------------
possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and none of the United Cities Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the business, operations, properties,

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condition (financial or otherwise), assets or liabilities of the United Cities
Entities, taken as a whole.

     Section 1.15  Taxes.  All Tax Returns of or relating to any Taxes that are
     ------------  -----
required to be filed with respect to United Cities and the United Cities Subsidiaries or any of their income, properties, or operations have been duly filed on a timely basis and were true, complete, and correct. All Taxes attributable to United Cities and the United Cities Subsidiaries or any of their income, properties, or operations that are or were due and payable have been timely paid, and United Cities and the United Cities Subsidiaries have no liability for any Taxes other than with respect to their current taxable year for which adequate provisions have been made and are reflected in United Cities' consolidated financial statements in accordance with generally accepted accounting principles.

     Section 1.16  Employee Benefit Plans.
     ------------  ----------------------

          (a) United Cities has previously delivered or made available to Atmos true, correct and complete copies of (i) each Plan that is a "multiemployer plan," as defined in ERISA Section 4001, (ii) each other employee benefit plan as defined in Section 3(3) of ERISA with respect to which a United Cities Entity or any Group Member is a "Party in Interest," as defined in
     Section 3(14) of ERISA, and (iii) each other Employee Benefit Arrangement.

          (b) Each United Cities Entity, each Group Member, and each Plan is now, and has been from its inception, in compliance with the provisions of ERISA and the Code insofar as ERISA and the Code are applicable to such Plans. Each Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination. All required reports and descriptions of each Plan have been timely filed and distributed as required by ERISA.

          (c) There has not occurred with respect to any Plan any non-exempt "Prohibited Transaction," as defined in either Section 406 of ERISA or
     Section 4975 of the Code.

          (d) There has not occurred with respect to any Plan any "Reportable Event," as defined in Section 4043 of ERISA. No Plan has applied for or obtained a waiver from the IRS of any minimum funding requirement under
     Section 412 of the Code.

          (e) (i) No Plan has been terminated, and no withdrawal from any "multiemployer plan," as defined in Section 4001 of ERISA, has occurred since the inception of any Plan under circumstances that have given rise to, or would give rise to, any actual or potential liability to the PBGC or any other person (excluding liabilities to participants (other than any liability for unpaid benefits) for benefits payable in the normal course of events pursuant to any such termination or withdrawal), (ii) no event or

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     condition exists which presents a risk of termination of any Plan by the
     PBGC, and (iii) there is no actual or potential liability to the PBGC or any other person expected by the United Cities Entities or any Group Member to be incurred with respect to any Plan, including, but not limited to, any liability for premium payments, for any accumulated funding deficiency as defined in Section 302 of ERISA or for any minimum funding contribution under Section 302 of ERISA.

          (f) The current value (as defined in Section 4062(b)(1)(A) of ERISA) of all accrued benefits (as defined in Section 3 of ERISA) under each Plan which is a plan subject to the provisions of Title IV of ERISA does not, as of January 1, 1996, exceed the current value of the assets of such Plan allocable to such accrued benefits, by an amount which is more than $1,500,000.

          (g) No lien imposed under Section 412(n) of the Code exists in favor of any Plan upon any property belonging to a Group Member.

          (h) United Cities has previously delivered or made available to Atmos true, correct and complete copies of the annual reports and actuarial reports for the preceding two plan years (1993 and 1994) filed with respect to each such Plan and Employee Benefit Arrangement, summary plan descriptions and other communications to employees relating to each such Plan and Employee Benefit Arrangement, any related trust or third-party funding vehicle documents and related financial statements, and all letters from the IRS, if any, confirming the tax-exempt status or qualification under Section 401(a) of the Code of any Plan. There are no Plans or Employee Benefit Arrangements other than those previously delivered and made available to Atmos.

          (i) Neither (i) the United Cities Entities, or any director, officer, employee, or agent of a United Cities Entity, has, with respect to any Plan, nor (ii) any Plan or trust created thereunder or trustee or administrator thereof has, engaged in any conduct that would result in any penalties under Section 502(i) of ERISA or any liability under Section 409 of ERISA for breach of fiduciary duty. No civil or criminal action or claim (other than uncontested claims for benefits) is pending or threatened with respect to any Plan.

          (j) None of the United Cities Entities, any Group Member, or any director, officer, or employee of any of the foregoing have taken any elective action that would commit a United Cities Entity to continue any Plan or Employee Benefit Arrangement or any benefit thereunder for any present or former employee of a United Cities Entity or that would prevent such United Cities Entity from changing or terminating any such benefit or plan; provided, that this representation shall not be construed to apply with respect to any express provision of a document which provides for such effect without further action or election by such persons.

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

          (k) No United Cities Entity now has in effect, or previously had in effect, any welfare benefit plan, commitment, understanding, or arrangement providing for medical or death benefits (whether insured or uninsured) with respect to current or former employees beyond their date of retirement or other termination of service (other than coverage mandated by Section 4980B of the Code and Section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents).

          (l) For purposes of this Section 1.16, the terms "Employee Benefit Arrangement," "Group Member," and "Plan" shall be interpreted to exclude all reference to Atmos Entities under Section 8.1(l), (v) and (hh) hereof.

     Section 1.17  Labor Matters.   United Cities has previously delivered or
     ------------  -------------
made available to Atmos true, correct and complete copies of all labor contracts and collective bargaining agreements. Except as set forth in the United Cities SEC Reports, there are no employee activities or controversies (including, but not limited to, any labor organizing activities, election petitions or proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages) pending or, to United Cities' knowledge, threatened, between any of the United Cities Entities and any of their employees.

     Section 1.18  Disclosure; Information in the Proxy Statement/Prospectus.
     ------------  ---------------------------------------------------------
No representation or warranty by United Cities in this Agreement and no statement contained in any certificate furnished or to be furnished by United Cities to Atmos pursuant to the provisions of this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it is made, in order to make the statements herein or therein not misleading. Any written information supplied by United Cities specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and which is included or incorporated by reference therein shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC, at the time of the Atmos Shareholders Meeting, at the time of the United Cities Shareholders Meeting, and at the time the Proxy Statement/Prospectus becomes effective with the SEC as a registration statement, be false or misleading with respect to any material fact, omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Atmos Shareholders Meeting or the United Cities Shareholders Meeting that has become materially false or misleading. If at any time prior to the Effective Time any event relating to any of the United Cities Entities or any of their respective directors or officers should be discovered by United Cities which should be set forth in a supplement to the Proxy Statement/Prospectus, United Cities shall promptly inform Atmos in writing. Notwithstanding the foregoing, United Cities makes no representation or warranty with respect to any information to be contained in the Proxy Statement/Prospectus other than information provided in writing by United Cities specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     Section 1.19  Insurance.  United Cities has not failed to give any notice
     ------------  ---------
or present any claim under any insurance policies or binders maintained by any of the United Cities Entities with respect to their properties and business in due and timely fashion. None of the United Cities Entities has received notice of cancellation or nonrenewal of any such policy or binder.

     Section 1.20  Broker's Fees.  No broker, finder, or investment banker
     ------------  -------------
(other than PaineWebber Incorporated) is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the United Cities Entities.

     Section 1.21  No United Cities Investment in Atmos Stock.  None of the
     ------------  ------------------------------------------
United Cities Entities  has acquired or is the beneficial owner of any Atmos
Stock.

     Section 1.22  Board Recommendation.  The Board of Directors of United
     ------------  --------------------
Cities has, by resolutions duly adopted by the requisite vote of directors present at a meeting of such Board duly called and held on July 19, 1996, determined that the Merger in accordance with the terms of this Agreement and the Plan of Merger is fair and in the best interests of its shareholders and has recommended that the shareholders of United Cities approve the Merger and Plan of Merger, and ratify this Agreement.

     Section 1.23  PUHCA.   Neither United Cities nor any other of the United
     ------------  -----
Cities Entities is required to register under PUHCA, or the rules and regulations thereunder.

     Section 1.24  Regulation as a Utility.  United Cities is a regulated public
     ------------  -----------------------
utility in the States of Tennessee, Illinois, Missouri, Georgia, South Carolina, Virginia, Iowa, and Kansas and in no other state. Neither United Cities nor any United Cities Entity is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country, other than the Federal Energy Regulatory Commission.

     Section 1.25  Vote Required.  The approval of the Merger by holders of a
     ------------  -------------
majority of the shares of outstanding United Cities Stock is the only vote of the holders of any class or series of the capital stock of United Cities required to approve this Agreement, the Plan of Merger, the Merger, and the other transactions contemplated hereby.

     Section 1.26  Opinion of Financial Advisor.  United Cities has received the
     ------------  ----------------------------
opinion of PaineWebber Incorporated, dated the date hereof, to the effect that, as of the date hereof, the exchange ratio set forth in the Plan of Merger is fair from a financial point of view to the holders of United Cities Stock.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF ATMOS

     Atmos hereby represents and warrants to United Cities that the statements set forth in this Article 2 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 2, except as otherwise set forth in the Atmos Disclosure Schedule attached hereto as Exhibit B; provided, that each matter set forth in the Atmos Disclosure Schedule shall be deemed to be an exception only to those representations and warranties that are specifically referenced by Section number in the Atmos Disclosure Schedule in connection with such matter.

     Section 2.1  Organization and Qualification.
     -----------  ------------------------------

          (a) Atmos is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdictions of its incorporation and has all requisite corporate power and authority and possesses all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals, and orders (collectively, "Governmental Authorizations") necessary to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to have any of such Governmental Authorizations would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole. Atmos is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions (if any) where the failure to be duly qualified or licensed does not and would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole.

          (b) Atmos has not been a subsidiary or division of another corpora-tion or entity at any time during the two-year period prior to the date of this Agreement.

          (c) Atmos has heretofore delivered to United Cities true, correct, and complete copies of Atmos' Articles of Incorporation and Bylaws, including all amendments thereto.

     Section 2.2  Subsidiaries.
     -----------  ------------

          (a) Atmos does not directly or indirectly own any equity or similar interest in any corporation, partnership, joint venture, or other business association or entity other than (i) Atmos Energy Services, a Delaware corporation that is wholly owned by Atmos, (ii) EGASCO, Inc., a Texas corporation that is wholly owned by Atmos, (iii) EnerMart,

     Inc., a Delaware corporation that is wholly owned by Atmos, (iv) EnerMart Trust, a Pennsylvania business trust that is wholly owned by EnerMart, Inc., (v) Trans Louisiana Industrial Gas Company, Inc., a Louisiana corporation that is wholly owned by Atmos, and (vi) Western Kentucky Gas Resources Company, a Delaware corporation that is wholly owned by Atmos (collectively, the "Atmos Subsidiaries"). (Atmos and the Atmos Subsidiaries are referred to collectively in this Agreement as the "Atmos Entities.") Atmos is the sole record and beneficial owner of, and has good and valid title to, all of the outstanding shares of capital stock of the Atmos Subsidiaries other than EnerMart Trust, and EnerMart, Inc. is the sole record and beneficial owner of, and has good and valid title to, all of the outstanding equity ownership interests in EnerMart Trust, in each case free and clear of all liens, mortgages, pledges, security interests or other encumbrances. All of the outstanding capital stock of each of the Atmos Subsidiaries that is a corporation, and, in the case of EnerMart Trust, the equity ownership interest held by EnerMart, Inc., has been duly authorized and validly issued, is fully paid and nonassessable.

          (b) Each of the Atmos Subsidiaries (other than EnerMart Trust) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and possesses all Governmental Authorizations necessary to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to have any of such Governmental Authorizations would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole. Each of the Atmos Subsidiaries (other than EnerMart Trust) is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions (if any) where the failure to be duly qualified or licensed does not and would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole.

          (c) EnerMart Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite business trust power and authority to own, lease, and operate its properties and assets and to carry on its business as it is now being conducted.

          (d) Atmos has heretofore delivered to United Cities true, correct and complete copies of the Articles of Incorporation and Bylaws, including all amendments thereto, of the Atmos Subsidiaries, and the organizational documents of EnerMart Trust.

     Section 2.3  Capitalization.  The entire authorized capital stock of Atmos
     -----------  --------------
consists of 75,000,000 shares of common stock, no par value ("Atmos Stock").
As of June 30, 1996, (a) 15,982,304 shares of Atmos Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid, and nonassessable and free of preemptive rights, and (b) no shares of Atmos Stock were held in the treasury of Atmos. There are no options, warrants, or other rights, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of the Atmos Entities or obligating the Atmos Entities to issue or sell any shares of capital stock of, or any securities convertible into or evidencing the right to purchase any shares of capital stock of or other equity interests in, the Atmos Entities. There are no obligations, contingent or otherwise, of the Atmos Entities to repurchase, redeem, or otherwise acquire any shares of capital stock or other equity interests in any of the Atmos Entities.

     Section 2.4  Authority Relative to this Agreement.  Atmos has all requisite
     -----------  ------------------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the approval of Atmos shareholders as contemplated in this Agreement and the terms and conditions of this Agreement. The execution and delivery of this Agreement by Atmos and the consummation by Atmos of the transactions contemplated hereby have been duly and validly authorized by Atmos' Board of Directors and, except for the approval of the shareholders of Atmos, no other corporate proceedings on the part of Atmos are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Atmos and constitutes the legal, valid, and binding obligation of Atmos and is enforceable against Atmos in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws generally affecting creditors' rights.

     Section 2.5  No Conflict; Required Filings and Consents.  The execution,
     -----------  ------------------------------------------
delivery, and performance of this Agreement by Atmos and the consummation by Atmos of the transactions contemplated hereby in accordance with the terms and conditions hereof, including the Merger, do not and will not:

          (a) conflict with the Articles of Incorporation or Bylaws of the Atmos Entities or, in the case of EnerMart Trust, its organizational documents;

          (b) conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to any of the Atmos Entities or by which any of them or any of their respective properties is bound or affected;

          (c) except for those consents and waivers required to be obtained pursuant to Section 4.6, require from any person other than a governmental or regulatory authority any consent, approval, or notice under, or violate, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of any of the Atmos Entities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which any of the

     Atmos Entities is a party or by which any of the Atmos Entities or any of their respective properties is bound or affected; or

          (d) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority except (i) the applicable requirements of federal and state securities laws, (ii) the filing requirements under the Hart-Scott-Rodino Act, (iii) the filing and recordation of appropriate merger or other documents as required by the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act, (iv) approvals of the applicable state public utility commissions in the states in which Atmos or United Cities is doing business, and (v) approval of the Federal Energy Regulatory Commission.

     Section 2.6  Compliance.  None of the Atmos Entities is in breach, default,
     -----------  ----------
or violation of, and no event has occurred or is occurring that with notice or lapse of time or both would become a breach, default, or violation of, (a) any of the Atmos Entities' Articles of Incorporation or Bylaws, or, in the case of EnerMart Trust, its organizational documents, (b) any law, rule, regulation, order, judgment, or decree applicable to any of the Atmos Entities or by which any of them or any of their respective properties is bound or affected, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the Atmos Entities is a party or by which any of them or any of their respective properties is bound or affected, nor have any of them received and not finally resolved any complaint, citation, or notice of a breach, default, or violation of any of the foregoing nor are any threatened.

     Section 2.7  Environmental Matters.
     -----------  ---------------------

          (a) No Hazardous Materials are now located in, on, at, upon, or under the Subject Property currently owned or operated by any of the Atmos Entities or have migrated or emanated, or threaten to migrate or emanate, to adjacent property in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the Atmos Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency; and no Hazardous Materials have been located in, on, at, upon, or under the Subject Property, or migrated or emanated from the Subject Property at any time prior to or during the Use of the Subject Property by any of the Atmos Entities in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the Atmos Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

          (b) No Hazardous Materials have been generated, stored, transported, disposed of on-site, or sent off-site from, in, on, at, or upon the Subject Property at any time during the Use of the Subject Property by any of the Atmos Entities (or prior to the Use of the Subject Property by any of the Atmos Entities) in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the Atmos Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

          (c) There are no off-site locations where Hazardous Materials generated or transported from the Subject Property have been stored, treated, recycled, or disposed of by any of the Atmos Entities or their agents, employees, or representatives in a quantity or manner that is required to be reported under any Environmental Requirements, or that is in violation of any Environmental Requirements, or for which any of the Atmos Entities will be liable under any Environmental Requirements for the cost of remediation or other response if such costs are incurred by an Environmental Agency.

          (d) Each of the Atmos Entities has all permits, licenses, or authorizations from any Environmental Agency that it is required to have by any Environmental Requirement in order to operate any aspect of the Subject Property currently operated by it or the business currently conducted at the Subject Property; the Use of the Subject Property currently Used by each of the Atmos Entities, including but not limited to any and all Environmental Activity, and all Environmental Conditions, is and has been in compliance with all Environmental Requirements during the Use of the Subject Property by each of the Atmos Entities and at all times prior to its Use by each of the Atmos Entities.

          (e) No Environmental Costs have been suffered by any of the Atmos Entities or by any third party prior to or during the Use of the Subject Property by any of the Atmos Entities, and Atmos is not aware of, and has not received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans that may result in Environmental Costs or that may give rise to any common law or legal liability based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste or Hazardous Materials.

          (f) None of the Atmos Entities has Used, in the past, any facilities that could reasonably be expected to subject any of the Atmos Entities to Environmental Costs.

          (g) All of the manufactured gas plants now or formerly Used by any of the Atmos Entities and all locations where waste from these plants was disposed of are set forth in the Atmos SEC Reports.

          (h) All of the underground storage tanks located on the Subject Property are set forth in the Atmos SEC Reports.

     Section 2.8  Contracts.  Atmos has made available to United Cities all
     -----------  ---------
material contracts, loan agreements, indentures, commitments, and other agreements or documents to which any of the Atmos Entities is a party or by which any of the Atmos Entities or any of their respective properties is bound or affected. All such contracts and instruments are in full force and effect and no party thereto is in default thereunder and no default is threatened thereunder.

     Section 2.9  SEC Filings; Financial Statements; Absence of Undisclosed
     -----------  ---------------------------------------------------------
     Liabilities.
     -----------

          (a) Atmos has filed all forms, reports, and documents required to be filed with the SEC since January 1, 1993, and has heretofore delivered or made available to Atmos, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1993 through 1995, (ii) its Quarterly Report on Form 10-Q for the periods ended December 31, 1995 and March 31, 1996, (iii) all proxy statements relating to Atmos' meetings of shareholders (whether annual or special) held since January 1, 1993, (iv) all Forms 8-K filed by Atmos with the SEC since January 1, 1993,
     (v) all other reports or registration statements filed by Atmos with the SEC since January 1, 1993, and (vi) all amendments and supplements to all such reports, registration statements and proxy statements filed by Atmos with the SEC since January 1, 1993 (collectively, the "Atmos SEC Reports"). As of their respective dates, the Atmos SEC Reports were prepared in substantial compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Atmos Entities other than Atmos is subject to the reporting requirements of the Exchange Act.

          (b) Atmos has heretofore delivered or made available to United Cities its audited consolidated financial statements for its fiscal years ended September 30, 1993 through 1995 and its unaudited consolidated financial statements for the periods ended December 31, 1995 and March 31, 1996. All such financial statements of Atmos that have been delivered or made available to United Cities have been prepared in accordance with generally accepted accounting principles applied (except as otherwise noted therein) on a consistent basis throughout the periods covered thereby (subject, in the case of any such financial statements that are unaudited, to year-end adjustments in such amount and of such type as are or will be consistent with adjustments made in prior fiscal years). The consolidated financial statements (together with the related notes thereto) fairly present in all material respects the consolidated financial condition and consolidated results of operation of Atmos as of and for the respective dates indicated.

          (c) None of the Atmos Entities has any liabilities or obligations (whether accrued, absolute, contingent, known or unknown, or otherwise) that (i) are not accrued or reserved against in the consolidated balance sheet of Atmos as at March 31, 1996 or reflected in the notes thereto in accordance with generally accepted accounting principles consistently applied or (ii) were incurred after the date of such balance sheet outside of the ordinary course of business of any of the Atmos Entities.

     Section 2.10  Books and Records.  Atmos has made available to United
     ------------  -----------------
Cities, and will continue to make available to United Cities, all of the Atmos Entities' books, records, and certificates. All of such books, records, and certificates are true, complete, and correct.

     Section 2.11  Conduct of Business in Ordinary Course; Absence of Certain
     ------------  ----------------------------------------------------------
Changes or Events.  Since March 31, 1996, each of the Atmos Entities has
- -----------------
conducted its business only in the ordinary course; and, since such date, there has not been any adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole, or any condition, event, or development that will result in an adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole.

     Section 2.12  Litigation.  There are no material claims, actions, suits,
     ------------  ----------
investigations, or proceedings pending or threatened against or affecting any of the Atmos Entities or any of their respective properties or rights at law or in equity before or by any court, arbitrator, or administrative, governmental, or regulatory authority or body. None of the Atmos Entities nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination, or award.

     Section 2.13  Title to, and Condition of, Assets.  Each of the Atmos
     ------------  ----------------------------------
Entities has good and marketable title to, or a valid leasehold interest in, all of its assets and properties, real and personal, including the properties, assets, and leasehold interests reflected in the Atmos balance sheet dated March 31, 1996 referred to in Section 2.9 of this Agreement (except for any properties or assets disposed of in the ordinary course of business since the date of such balance sheet), necessary or appropriate for the operation of its business, free and clear of all liens, mortgages, pledges, security interests, or other encumbrances (except for matters set forth in the notes to such balance sheet and the notes to the December 31, 1995 balance sheet). All of the Atmos Entities' properties and assets are in good condition and repair (ordinary wear and tear excepted) and are adequate and sufficient for the conduct of the Atmos Entities' businesses.

     Section 2.14  Intellectual Property.  The Atmos Entities own or possess, or
     ------------  ---------------------
can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and none of the Atmos Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities, of the Atmos Entities, taken as a whole.

     Section 2.15  Taxes.  All Tax Returns of or relating to any Taxes that are
     ------------  -----
required to be filed with respect to Atmos and the Atmos Subsidiaries or any of their income, properties, or operations have been duly filed on a timely basis and were true, complete, and correct. All Taxes attributable to Atmos and the Atmos Subsidiaries or any of their income, properties, or operations that are or were due and payable have been timely paid, and Atmos and the Atmos Subsidiaries have no liability for any Taxes other than with respect to their current taxable year for which adequate provisions have been made and are reflected in Atmos' consolidated financial statements in accordance with generally accepted accounting principles.

     Section 2.16  Employee Benefit Plans.
     ------------  ----------------------

          (a) Atmos has previously delivered or made available to United Cities true, correct and complete copies of (i) each Plan that is a "multiemployer plan," as defined in ERISA Section 4001, (ii) each other employee benefit plan as defined in Section 3(3) of ERISA with respect to which an Atmos Entity or any Group Member is a "Party in Interest," as defined in Section 3(14) of ERISA, and (iii) each other Employee Benefit Arrangement.

          (b) Each Atmos Entity, each Group Member, and each Plan is now, and has been from its inception, in compliance with the provisions of ERISA and the Code insofar as ERISA and the Code are applicable to such Plans. Each Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination. All required reports and descriptions of each Plan have been timely filed and distributed as required by ERISA.

          (c) There has not occurred with respect to any Plan any non-exempt "Prohibited Transaction," as defined in either Section 406 of ERISA or
     Section 4975 of the Code.

          (d) There has not occurred with respect to any Plan any "Reportable Event," as defined in Section 4043 of ERISA. No Plan has applied for or obtained a waiver from the IRS of any minimum funding requirement under
     Section 412 of the Code.

          (e) (i) No Plan has been terminated, and no withdrawal from any "multiemployer plan," as defined in Section 4001 of ERISA, has occurred since the inception of any Plan under circumstances that have given rise to, or would give rise to, any actual or potential liability to the PBGC or any other person (excluding liabilities to participants (other than any liability for unpaid benefits) for benefits payable in the normal course of events pursuant to any such termination or withdrawal), (ii) no event or condition exists which presents a risk of termination of any Plan by the PBGC, and (iii) there is no actual or potential liability to the PBGC or any other person expected by the Atmos Entities or any Group Member to be incurred with respect to any Plan, including, but not limited to, any liability for premium payments, for any accumulated funding deficiency as defined in Section 302 of ERISA or for any minimum funding contribution under Section 302 of ERISA.

          (f) The current value (as defined in Section 4062(b)(1)(A) of ERISA) of all accrued benefits (as defined in Section 3 of ERISA) under each Plan which is a plan subject to the provisions of Title IV of ERISA does not, as of the date of the most recent actuarial report for such Plan exceed the current value of the assets of such Plan allocable to such accrued benefits, except with respect to the Greeley Gas Company Employees' Pension Plan.

          (g) No lien imposed under Section 412(n) of the Code exists in favor of any Plan upon any property belonging to a Group Member.

          (h) Atmos has previously delivered or made available to United Cities true, correct and complete copies of the annual reports and actuarial reports for the preceding two plan years (1993 and 1994) filed with respect to each such Plan and Employee Benefit Arrangement, summary plan descriptions and other communications to employees relating to each such Plan and Employee Benefit Arrangement, any related trust or third-party funding vehicle documents and related financial statements, and all letters from the IRS, if any, confirming the tax-exempt status or qualification under Section 401(a) of the Code of any Plan. There are no Plans or Employee Benefit Arrangements other than those previously delivered and made available to United Cities.

          (i) Neither (i) the Atmos Entities, or any director, officer, employee, or agent of an Atmos Entity, has, with respect to any Plan, nor
     (ii) any Plan or trust created thereunder or trustee or administrator thereof has, engaged in any conduct that would result in any penalties under Section 502(i) of ERISA or any liability under Section 409 of ERISA for breach of fiduciary duty. No civil or criminal action or claim (other than uncontested claims for benefits) is pending or threatened with respect to any Plan.

          (j) None of the Atmos Entities, any Group Member, or any director, officer, or employee of any of the foregoing have taken any elective action that would commit an Atmos Entity to continue any Plan or Employee Benefit Arrangement or any benefit thereunder for any present or former employee of an Atmos Entity or that would prevent such Atmos Entity from changing or terminating any such benefit or plan; provided, that this representation shall not be construed to apply with respect to any express provision of a document which provides for such effect without further action or election by such persons.

          (k) No Atmos Entity now has in effect, or previously had in effect, any welfare benefit plan, commitment, understanding, or arrangement providing for medical or death benefits (whether insured or uninsured) with respect to current or former employees beyond their date of retirement or other termination of service (other than coverage mandated by Section 4980B of the Code and Section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents), except as otherwise provided under the Atmos Energy Corporation Retiree Medical Plan.

          (l) For purposes of this Section 2.16, the terms "Employee Benefit Arrangement," "Group Member" and "Plan" shall be interpreted to exclude all reference to United Cities Entities under Section 8.1(l), (v) and (hh) hereof.

     Section 2.17  Labor Matters.   Atmos has no labor contracts or collective
     ------------  -------------
bargaining agreements. There are no employee activities or controversies (including, but not limited to, any labor organizing activities, election petitions or proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages) pending or, to Atmos' knowledge, threatened, between any of the Atmos Entities and any of their employees.

     Section 2.18  Disclosure; Information in the Proxy Statement/Prospectus.
     ------------  ---------------------------------------------------------
No representation or warranty by Atmos in this Agreement and no statement contained in any certificate furnished or to be furnished by Atmos to United Cities pursuant to the provisions of this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it is made, in order to make the statements herein or therein not misleading. Any written information supplied by Atmos specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and which is included or incorporated by reference therein shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is filed with the SEC, at the time of the Atmos Shareholders Meeting, at the time of the United Cities Shareholders Meeting, and at the time the Proxy Statement/Prospectus becomes effective with the SEC as a registration statement, be false or misleading with respect to any material fact, omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Atmos Shareholders Meeting or the United Cities Shareholders Meeting that has become materially false or misleading. If at any time prior to the Effective Time any event relating to any of the Atmos Entities or any of their respective directors or officers should be discovered by Atmos which should be set forth in a supplement to the Proxy Statement/Prospectus, Atmos shall promptly inform United Cities in writing. Notwithstanding the foregoing, Atmos makes no representation or warranty with respect to any information to be contained in the Proxy Statement/Prospectus and provided in writing by United Cities specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

     Section 2.19  Insurance.  Atmos has not failed to give any notice or
     ------------  ---------
present any claim under any insurance policies or binders maintained by any of the Atmos Entities with respect to their properties and business in due and timely fashion. None of the Atmos Entities has received notice of cancellation or nonrenewal of any such policy or binder.

     Section 2.20  Broker's Fees.  No broker, finder, or investment banker
     ------------  -------------
(other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Atmos Entities.

     Section 2.21  No Atmos Investment in United Cities Stock.  None of the
     ------------  ------------------------------------------
Atmos Entities  has acquired or is the beneficial owner of any United Cities
Stock.

     Section 2.22  Board Recommendation.  The Board of Directors of Atmos has,
     ------------  --------------------
by resolutions duly adopted by the requisite vote of directors present at a meeting of such Board duly called and held on July 19, 1996, determined that the Merger in accordance with the terms of this Agreement and the Plan of Merger is fair and in the best interests of its shareholders and has recommended that the shareholders of Atmos approve the Merger and Plan of Merger, and ratify this Agreement.

     Section 2.23  PUHCA.   Neither Atmos nor any other of the Atmos Entities is
     ------------  -----
required to register under PUHCA, or the rules and regulations thereunder.

     Section 2.24  Regulation as a Utility.  Atmos is a regulated public utility
     ------------  -----------------------
in the States of Texas, Louisiana, Kentucky, Colorado, Missouri and Kansas and in no other state. Neither Atmos nor any Atmos Entity is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country.

     Section 2.25  Vote Required.  The approval of the Merger by holders of two-
     ------------  -------------
thirds of the shares of outstanding Atmos Stock is the only vote of the holders of any class or series of the capital stock of Atmos required to approve this Agreement, the Plan of Merger, the Merger, and the other transactions contemplated hereby.

     Section 2.26  Opinion of Financial Advisor.  Atmos has received the opinion
     ------------  ----------------------------
of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date hereof, to the effect that, as of the date hereof, the exchange ratio set forth in the Plan of Merger is fair from a financial point of view to the holders of Atmos Stock.

                                   ARTICLE 3

                           COVENANTS OF UNITED CITIES

     Section 3.1  Conduct of Business by United Cities Pending the Merger.
     -----------  -------------------------------------------------------
United Cities covenants and agrees that, between the date of this Agreement and the Effective Time, unless Atmos shall otherwise agree in writing, each of the United Cities Entities shall conduct its business only in the ordinary course of business and in a manner consistent with past practice; and United Cities shall use its best efforts to maintain the corporate existence of each of the United

Cities Entities and preserve substantially intact the business and organization of each of the United Cities Entities, to keep available the services of its present officers, employees, and consultants, and to preserve the relationships and goodwill of each of the United Cities Entities with its customers, suppliers, and other persons with which it has significant business relations. By way of amplification but not limitation, United Cities shall not and shall not permit any of the United Cities Subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly, to do, agree to do, or propose to do any of the following without the prior written consent of Atmos:

          (a) amend or otherwise change its Articles of Incorporation, Bylaws, Certificate of Formation or Limited Liability Company Agreement;

          (b) issue, sell, pledge, dispose of, or encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities, or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of any of the United Cities Entities (other than in the ordinary course of business pursuant to United Cities' Long-Term Stock Plan of 1989, Non-Employee Director Stock Plan, Employee Stock Purchase Plan, Customer Stock Purchase Plan, Dividend Reinvestment and Stock Purchase Plan, and 401(k) Savings Plan), except that United Cities may issue shares of its common stock upon the exercise or conversion in accordance with their terms of any options, warrants, convertible securities or other rights to acquire such stock that were outstanding on the date of this Agreement and disclosed in the United Cities Disclosure Schedule or (ii) any assets of any of the United Cities Entities (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

          (c) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock, except for regular quarterly cash dividends declared and paid by United Cities in a manner and amount consistent with past practice, and dividends declared and paid by the United Cities Subsidiaries;

          (d) reclassify, combine, split, subdivide or redeem, purchase, or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock;

          (e) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, except for acquisitions, the fair market value of the consideration for which exceeds $3,000,000 individually or $10,000,000 in the aggregate, or acquire any shares of Atmos Stock;

          (f) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee, or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances (except for indebtedness incurred under existing lines of credit in the ordinary course of business consistent with past practice and except for indebtedness issued under United Cities' currently effective shelf registration statement in a principal amount not to exceed $15,000,000 in the aggregate), or mortgage, pledge or subject to any lien or other encumbrance any assets of any of the United Cities Entities;

          (g) enter into or amend any contract, agreement, commitment, or arrangement other than in the ordinary course of business;

          (h) authorize any capital expenditures that are in excess of (i) $500,000 for any single project and (ii) $30,000,000 in the aggregate since July 1, 1996;

          (i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees of the United Cities Entities in accordance with past practices or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer, or other employee of any of the United Cities Entities, or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, agreement, trust, fund, policy, or arrangement for the benefit of any current or former directors, officers, or employees;

          (j) make any loan or advance (except for normal business expense advances) to any of the United Cities Entities' directors, officers, employees, or shareholders (of United Cities), or to any other person or entity or cancel without payment in full any note, loan, or other obligation receivable from any director, officer, employee, or shareholder of any of the United Cities Entities or any member of their families or from any corporation or other entity in which any director, officer, employee, or shareholder or any member of their families has any direct or indirect interest known to United Cities;

          (k) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

          (l) make any tax election or settle or compromise any material federal, state, local, or foreign income tax liability or settle, waive, or compromise any other material claim, including litigation;

          (m) pay, discharge, or satisfy any claims, liabilities, or obliga-tions (absolute, accrued, asserted or unasserted, contingent or otherwise), other than as may be paid, discharged, or satisfied in the ordinary course of business and consistent with past practice;

          (n) take any action or omit to take any necessary action, which action or omission results in any breach of or constitutes a default (or an event that with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the United Cities Entities is a party or by which any of the United Cities Entities or any of their respective properties is bound or affected; or

          (o) cause any circumstance that might result in a Material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole.

     Section 3.2  No Solicitation of Competing Transaction.  Subject to the
     -----------  ----------------------------------------
provisions of Section 3.11 below, United Cities agrees that it shall (a) not, and that it shall not permit any of the United Cities Subsidiaries or any of its or their respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant) to, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries concerning, or the making or implementation of, any proposal relating to, or that may reasonably be expected to lead to any Competing Transaction, or engage in any negotiations concerning, agree to or endorse, provide any confidential information or data to, or have any discussions with, any person relating to, a Competing Transaction; and (b) notify Atmos promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, United Cities or any of the United Cities Subsidiaries, or any of its or their officers, directors, employees, agents and representatives (such notification to include the terms of the inquiry or proposal, the identity of the parties making such inquiry or proposal and, if such inquiry or proposal is in writing, a copy of the inquiry or proposal).

     Section 3.3  Access to Information.  From the date hereof to the Effective
     -----------  ---------------------
Time, United Cities will, and will cause its directors, officers, employees, and agents to, permit and afford Atmos and its representatives full and complete access at all reasonable times to the employees, offices, properties, books, and records of the United Cities Entities, including the audit work papers of, and all correspondence with, its certified public accountants, and will furnish Atmos with all financial, operating, and other data and information as Atmos, through its officers, employees, or representatives, may reasonably request.

     Section 3.4  Environmental Audit and Covenants.
     -----------  ---------------------------------

          (a) Upon execution of this Agreement, United Cities and Atmos shall cooperate to provide such information, files and documents as United Cities and Atmos shall reasonably request of the other party concerning the Environmental Activities and

     Environmental Condition of the respective parties. Within sixty (60) days ("Initial Environmental Inspection Period") after the date of this Agreement, United Cities and Atmos shall meet and mutually agree upon a site assessment and environmental compliance audit of the Subject Property currently Used by each of the United Cities Entities and any Subject Property formerly Used by any of the United Cities Entities and described in the United Cities Disclosure Schedule pursuant to Section 1.7(f), which assessment and audit shall be in scope, form, and substance ("Scope"), and prepared by an independent, competent, and qualified engineer, reasonably satisfactory to United Cities and to Atmos (the "Environmental Audit"). United Cities shall not withhold its agreement to a Scope that does not involve any invasive or subsurface testing, provided that such Scope is reasonable based upon the information obtained during the Initial Environmental Inspection Period. The terms of the engagement of the engineer shall be approved by United Cities and Atmos. The engagement agreement shall provide that the Environmental Audit shall be issued to United Cities and Atmos and that United Cities and Atmos shall have all of the same rights as United Cities under the engagement agreement. Any investigation conducted by Atmos prior to the earlier of the expiration of the Initial Environmental Inspection Period or the agreement upon the Scope will be at the expense of Atmos. Within ninety (90) days ("Additional Environmental Investigation Period") of the end of the Initial Environmental Inspection Period, United Cities shall cause to be prepared and submit to Atmos the Environmental Audit at the sole cost and expense of the United Cities Entities.

          (b) In the event that United Cities and Atmos cannot agree upon a Scope for the Environmental Audit, then Atmos, at its sole discretion, may during the Initial Environmental Inspection Period, commission at its sole cost and expense such additional investigation and assessment work as Atmos determines is reasonable, but which United Cities does not approve ("Additional Assessment"), and this Additional Assessment will be part of the Scope; provided, however, in no event shall surface or subsurface soil or groundwater sampling or assessment ("Sampling") of a Subject Property previously or currently held as a manufacturing gas plant be a part of the Scope. The United Cities Entities will pay the agreed upon portions of the Scope and Atmos will pay the costs of the Additional Assessment. United Cities agrees to permit Atmos to enter upon the Subject Property within United Cities' control to perform the Additional Assessment, provided, however, that United Cities shall have the right, and Atmos' permission to enter is so limited, to refuse to permit Atmos to enter upon any Subject Property previously or currently held as a manufactured gas plant to perform Additional Assessment work that involves Sampling.

          (c) The Environmental Audit shall include a "Disclosure Summary" that specifically addresses any exceptions to the representations and warranties set forth in Section 1.7 of this Agreement and shall include a "Conclusion" section that states whether there is a low, medium, or high probability of environmental impairment or liability associated with a Subject Property, whether the current operations of each United Cities

     Entity at a Subject Property are in compliance with Environmental Requirements, and whether further investigation is recommended. If further investigation is recommended by the initial Environmental Audit, the scope and extent of this investigation and the engineer performing the investigation must be mutually approved by United Cities and Atmos. All costs of the further investigation shall be paid by United Cities. Except in connection with the right to refuse access to any Subject Property previously used as a manufactured gas plant, the agreement of United Cities to any additional investigation will not be unreasonably withheld.

          (d)  United Cities further agrees that prior to Closing it shall:

               (i) comply with all applicable Environmental Requirements relating to the Subject Property currently Used by United Cities and the Use of such Subject Property by United Cities, and not engage in or permit others to engage in any Environmental Activity in violation of any applicable Environmental Requirements;

               (ii) deliver to Atmos no later than three (3) days following the occurrence of any such event, written notice of the discovery by United Cities of any event, the occurrence of which would render any representation or warranty contained in Section 1.7 of this Agreement incorrect in any material respect if made at the time of such discovery; and

               (iii) cause any party who Uses the Subject Property currently Used by United Cities to comply with this Section 3.4(d).

     Section 3.5  Consents and Approvals.
     -----------  ----------------------

          (a) United Cities shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations, and orders of all third parties and local, state, and federal governmental authorities (including, but not limited to, the approvals of the Iowa Utility Board, Kansas Corporation Commission, Missouri Public Service Commission, Illinois Commerce Commission, Tennessee Regulatory Authority, Georgia Public Service Commission, South Carolina Public Service Commission, Virginia State Corporation Commission and the Federal Energy Regulatory Commission required in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby. United Cities shall attend all proceedings of, and file all documents with, the Iowa Utility Board, Kansas Corporation Commission, Missouri Public Service Commission, Illinois Commerce Commission, Tennessee Regulatory Authority, Georgia Public Service Commission, South Carolina Public Service Commission, Virginia State Corporation Commission and the Federal Energy Regulatory Commission that are necessary to obtain each of such commissions' approval of the Merger. United Cities shall also cooperate with and assist Atmos in all proceedings before and in the preparation and filing of any documents it is required to file with the Colorado Public Utilities Commission, Kansas Corporation Commission, Kentucky Public Service Commission, and Missouri Public Service Commission, and with respect to the preparation of the Proxy Statement/Prospectus and Listing Application to the NYSE.

          (b) United Cities shall, as soon as practicable after the date of this Agreement, file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act, shall use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper, or advisable and respond as promptly as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation.

          (c) United Cities shall use all reasonable efforts to arrange for the transfer to Atmos on the Closing Date of all permits required by Environmental Requirements for the Use of the Subject Property and all other permits material to the continued operation of United Cities' business.

     Section 3.6  Meeting of United Cities Shareholders.  As soon as practicable
     -----------  -------------------------------------
following the approval by the SEC of the Proxy Statement/Prospectus, United Cities shall take all action necessary in accordance with the Illinois Business Corporation Act and Virginia Stock Corporation Act and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders promptly to consider and vote upon approval of the Merger and the Plan of Merger, and the ratification of this Agreement. United Cities shall, subject to Section 3.11, use its reasonable efforts to solicit from the shareholders of United Cities proxies in favor of such approval and ratification and take all other action reasonably necessary or, in the reasonable opinion of United Cities, helpful to secure a vote of the shareholders of United Cities in favor of the Merger and the Plan of Merger, and the ratification of this Agreement.

     Section 3.7  Shareholder Appraisal Rights.  United Cities shall not settle
     -----------  ----------------------------
or compromise any claim for shareholder appraisal rights in respect of the Merger prior to the Effective Time without the prior written consent of Atmos.

     Section 3.8  Insurance.  Through the Effective Time, United Cities shall
     -----------  ---------
maintain in full force and effect all of the policies of insurance of the United Cities Entities that were in effect on the date hereof or insurance comparable to the coverage afforded by such policies.

     Section 3.9  Agreement of Certain United Cities Shareholders Regarding Rule
     -----------  --------------------------------------------------------------
145 Compliance.  At or prior to the Closing Date, United Cities shall deliver to
- --------------
Atmos a certificate identifying each of its shareholders who in United Cities' reasonable judgment is an affiliate of United Cities for purposes of SEC Rule 145 and shall use all reasonable efforts to obtain from such affiliates a written agreement, in form and substance satisfactory to Atmos, not to offer to sell, sell, or otherwise dispose of any shares of Atmos Stock received in the Merger (a) except pursuant to an effective registration statement under the Securities Act or in compliance with SEC Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel (such opinion and counsel being reasonably satisfactory to Atmos) is exempt from the registration requirements of the Securities Act and (b) in no event at any time prior to the public release and dissemination by Atmos of financial results covering at least thirty (30) days of the combined operations of Atmos and United Cities. Such agreement shall also include the agreement and acknowledgement of each of such shareholders that his or her shares of Atmos Stock received in the Merger shall contain a legend setting forth the restrictions that such shares may be sold only as provided in this Section 3.9.

     Section 3.10  Cooperation in Registration of Atmos Stock.  United Cities
     ------------  ------------------------------------------
shall cooperate fully with Atmos and shall furnish such information concerning United Cities as Atmos shall request in connection with the registration with the SEC by Atmos of the Atmos Stock and the preparation and filing with the SEC by Atmos of the Proxy Statement/Prospectus in connection with the Atmos Shareholders Meeting. In addition, United Cities shall obtain the consent of Arthur Andersen LLP to the inclusion of such audited financial statements of United Cities in the Proxy Statement/Prospectus as may be necessary or desirable, as determined by Atmos.

     Section 3.11  Fiduciary Limitations.
     ------------  ---------------------

          (a) Nothing contained in this Agreement, including without limitation Sections 3.1, 3.2 and 5.6(b) hereof, shall prohibit United Cities from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited contact in connection with a bona fide Competing Transaction, if, and only to the extent that,

                    (A) the Board of Directors of United Cities determines in good faith, based on, among other matters, the written advice of independent legal counsel (which for the purposes of this Agreement includes Chapman and Cutler), that such action is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law;

                    (B) prior to United Cities furnishing any confidential information to such other person, such other person executes a confidentiality agreement with United Cities in customary form;

                    (C) prior to furnishing such information to, or entering into discussions (other than responding to an initial inquiry) or negotiations with, such person or entity, United Cities provides written notice to Atmos to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; and

                    (D) United Cities keeps Atmos reasonably informed of the status of any such discussions or negotiations; or

(ii) taking or disclosing to the shareholders of United Cities a position with respect to any such Competing Transaction, or the Merger that, in the judgment of the Board of Directors of United Cities, as determined in good faith based on, among other matters, the written advice of independent legal counsel, is required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, and, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

          (b) Nothing in this Section 3.11 shall (i) permit United Cities to terminate this Agreement (except as specifically provided in Section 7.1 hereof), or (ii) permit United Cities to enter into any agreement with respect to a Competing Transaction during the term of this Agreement (it being agreed that during the term of this Agreement, United Cities shall not enter into any agreement with any person that provides for, or in any way facilitates, a Competing Transaction (other than a confidentiality agreement in customary form)).

     Section 3.12  Delivery of Monthly Financials.  United Cities shall deliver
     ------------  ------------------------------
to Atmos, as promptly as practicable following the end of each calendar month after the date of this Agreement, its consolidated monthly financial statements prepared in the ordinary course of its business.

     Section 3.13  Termination of Supplemental Executive Retirement Plan.  Prior
     ------------  -----------------------------------------------------
to Closing, United Cities shall have (a) terminated the United Cities and Subsidiaries Supplemental Executive Retirement Plan and all accompanying Joinder Agreements, (b) obtained waivers and releases from all "active participants" (as defined in such Plan), with respect to any and all rights and benefits to which they were entitled thereunder and (c) in order to cover all obligations currently in pay status under such Plan, purchased an annuity for Mr. Bobby Gaylor (in an amount equal to the most favorable commercial rate available from an "excellent" rated insurance company) and, in consideration therefor, obtained his release with respect to any further rights and benefits to which he is entitled under such Plan. In consideration for such waivers and releases (other than those obtained from Mr. Gaylor), United Cities shall pay to each such participant (other than Mr. Gaylor) an amount equal to one dollar less than three hundred percent (300%) of the average of such participant's compensation paid by United Cities and included in his or her gross income for Federal income tax purposes for the five (5)-year period ending on the December 31 immediately preceding the Closing Date; provided that, the aggregate of all such payments shall not exceed $5,000,000. Notwithstanding the preceding provisions of this
Section 3.13, Mr. Gene Koonce shall, prior to the Closing Date, be given the option to (i) provide a waiver and release with respect to his rights and benefits under the United Cities Gas and Subsidiaries Supplemental Executive Retirement Plan, in which event he shall receive payment pursuant to the immediately preceding sentence of $2,247,434 or (ii) continue to participate in such Plan. If Mr. Koonce elects to provide such a waiver, then the aggregate amount of payments made to all participants shall be increased by the payment made to Mr. Koonce in consideration for such waiver.

     Section 3.14  Directors' and Officers' Insurance.  United Cities shall use
     ------------  ----------------------------------
its best efforts to procure a policy of directors' and officers' liability insurance, to be effective for a period of five (5) years, with respect to matters involving United Cities and occurring prior to the consummation of the Merger, and, if United Cities does obtain such a policy, to use its best efforts to assign the benefits of such policy to Atmos following the consummation of the Merger.

                                   ARTICLE 4

                               COVENANTS OF ATMOS

          Section 4.1  Conduct of Business by Atmos Pending the Merger.  Atmos
          -----------  -----------------------------------------------
covenants and agrees that, between the date of this Agreement and the Effective Time, unless United Cities shall otherwise agree in writing, each of the Atmos Entities shall conduct its business only in the ordinary course of business and in a manner consistent with past practice; and Atmos shall use its best efforts to maintain the corporate existence of each of the Atmos Entities that is a corporation and preserve substantially intact the business and organization of each of the Atmos Entities. Atmos shall not and shall not permit any of the Atmos Subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly, to do, agree to do, or propose to do any of the following without the prior written consent of United Cities:

          (a) except as otherwise contemplated by this Agreement, amend or otherwise change its Articles of Incorporation or Bylaws;

          (b) issue, sell, pledge, dispose of, or encumber, or authorize the issuance, sale, pledge, disposition, or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities, or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of any of the Atmos Entities (other than in the ordinary course of business pursuant to Atmos' Restricted Stock Grant Plan, Dividend Reinvestment and Stock Purchase Plan, Employee Stock Ownership Plan and Directors' Stock for Fee Plan), except that Atmos may issue shares of its common stock upon the exercise or conversion in accordance with their terms of any options, warrants, convertible securities or other rights to acquire such stock that were outstanding on the date of this Agreement and disclosed in the Atmos Disclosure Schedule or (ii) any assets of any of the Atmos Entities (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

          (c) declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property, or otherwise, with respect to any of its capital stock, except for regular quarterly cash dividends declared and paid in a manner and amount consistent with past practice;

          (d) reclassify, combine, split, subdivide or redeem, purchase, or otherwise acquire or offer to acquire, directly or indirectly, any of its capital stock;

          (e) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, except for acquisitions the consideration for which exceeds $10,000,000 individually or $20,000,000 in the aggregate, or acquire any shares of United Cities Stock;

          (f) make any loan or advance (except for normal business expense advances) to any of the Atmos Entities' directors, officers, employees, or shareholders (of Atmos), or to any other person or entity or cancel without payment in full any note, loan, or other obligation receivable from any director, officer, employee, or shareholder of any of the Atmos Entities or any member of their families or from any corporation or other entity in which any director, officer, employee, or shareholder or any member of their families has any direct or indirect interest known to Atmos;

          (g) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

          (h) take any action or omit to take any necessary action, which action or omission results in any breach of or constitutes a default (or an event that with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any of the Atmos Entities is a party or by which any of the Atmos Entities or any of their respective properties is bound or affected; or

          (i) cause any circumstance that might result in a Material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Atmos Entities, taken as a whole.

     Section 4.2  Meeting of Atmos Shareholders.  As soon as practicable
     -----------  -----------------------------
following the approval by the SEC of the Proxy Statement/Prospectus, Atmos shall take all action necessary in accordance with the Texas Business Corporation Act and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders promptly to consider and vote upon approval of the Merger and the Plan of Merger, the ratification of this Agreement, and the approval of the issuance of the Atmos Stock to the United Cities shareholders. Atmos will use its reasonable efforts to solicit from the shareholders of Atmos proxies in favor of such approvals and ratification and will take all other action reasonably necessary or, in the reasonable opinion of Atmos, helpful to secure a vote of the shareholders of Atmos in favor of the Merger and the Plan of Merger, the ratification of this Agreement, and the issuance of Atmos Stock contemplated hereby and thereby.

     Section 4.3  Registration and Listing of Atmos Stock.  As soon as
     -----------  ---------------------------------------
practicable after the date of this Agreement, Atmos will file a registration statement on Form S-4 with the

SEC under the Securities Act with respect to the offering, sale, and delivery of the shares of Atmos Stock to be issued to United Cities' shareholders pursuant to this Agreement and the Plan of Merger; and Atmos will use all reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to cause the shares of Atmos Stock registered thereby to be duly listed for trading on the NYSE. Atmos shall also use all reasonable efforts to take any action required to be taken under state securities laws with respect to the Atmos Stock.

     Section 4.4  Access to Information.  From the date hereof to the Effective
     -----------  ---------------------
Time, Atmos will, and will cause its directors, officers, employees, and agents to, permit and afford United Cities and its representatives full and complete access at all reasonable times to the employees, offices, properties, books, and records of the Atmos Entities, including the audit work papers of, and all correspondence with, its certified public accountants, and will furnish United Cities with all financial, operating, and other data and information as United Cities, through its officers, employees, or representatives, may reasonably request.

     Section 4.5  Environmental Covenants.  Atmos agrees that prior to Closing
     -----------  -----------------------
it shall:

          (a) comply with all applicable Environmental Requirements relating to the Subject Property currently Used by Atmos and the Use of such Subject Property by Atmos, and not engage in or permit others to engage in any Environmental Activity in violation of any applicable Environmental Requirements;

          (b) deliver to United Cities no later than three (3) days following the occurrence of any such event, written notice of the discovery by Atmos of any event, the occurrence of which would render any representation or warranty contained in Section 2.7 of this Agreement incorrect in any material respect if made at the time of such discovery; and

          (c) cause any party who Uses the Subject Property currently Used by Atmos to comply with this Section 4.5.

     Section 4.6  Consents and Approvals.
     -----------  ----------------------

          (a) Atmos shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations, and orders of all third parties and local, state, and federal governmental authorities (including, but not limited to, the approvals of the Colorado Public Utilities Commission, Kansas Corporation Commission, Kentucky Public Service Commission, and Missouri Public Service Commission) required in connection with the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby. Atmos shall attend all proceedings of, and file all documents with, the Colorado Public Utilities Commission, Kansas Corporation Commission, Kentucky Public Service Commission, and Missouri

     Public Service Commission that are necessary to obtain each of such commissions' approval of the Merger. Atmos shall also cooperate with and assist United Cities in all proceedings before and in the preparation and filing of any documents it is required to file with the Iowa Utility Board, Kansas Corporation Commission, Missouri Public Service Commission, Illinois Commerce Commission, Tennessee Regulatory Authority, Georgia Public Service Commission, South Carolina Public Service Commission, Virginia State Corporation Commission and the Federal Energy Regulatory Commission.

          (b) Atmos shall, as soon as practicable after the date of this Agreement, file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Act, shall use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper, or advisable and respond as promptly as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation.

     Section 4.7  Employees and Employee Benefits.
     -----------  -------------------------------

          (a) At the Effective Time, all employees of the United Cities Entities shall become employees of Atmos. Such employees' titles and job duties will be determined by Atmos in its sole discretion. Except as otherwise set forth in Section 4.7(b) hereof, Atmos agrees to retain all of such employees for a period of one (1) year following the Effective Time at their approved rate of pay as in effect immediately prior to such Effective Time; provided, however, that Atmos shall have the right to terminate any such employee for cause; provided, further, that no such employee who is a former officer of any of the United Cities Entities shall be terminated for cause during such one (1)-year period without having been given a reasonable opportunity to cure and correct, to the satisfaction of Atmos, the deficiencies or other circumstances giving rise to such cause. Following such one (1)-year period, such employees will be employed by Atmos on an "at will" basis.

          (b) At the Closing, Atmos will enter into an employment contract with each of Messrs. James B. Ford and Thomas R. Blose, Jr. for a term of three
     (3) years, which contracts shall be in substantially the forms of Exhibits C-1 and C-2, respectively, to this Agreement. In addition, at the Closing, Atmos will enter into an employment contract with Mr. Gene C. Koonce for a term of six (6) months, which contract shall be in substantially the form of Exhibit C-3 to this Agreement.

          (c) During the one (1)-year period described in Section 4.7(a) hereof and except as otherwise provided in Section 3.13 hereof, any employee of a United Cities

     Entity who continues his or her employment with Atmos as set forth in such
     Section 4.7(a) and who was a participant in a Plan or Employee Benefit Arrangement maintained by a United Cities Entity shall continue to participate in such Plan or Employee Benefit Arrangement which shall be maintained by Atmos during such one (1)-year period; provided, however, that, during such period, Atmos shall have the right to merge or terminate any such Plan or Employee Benefit Arrangement if, in its sole judgment, Atmos determines that the same or better benefits are available to the employees covered thereunder under a Plan or Employee Benefit Arrangement which provides the same or similar benefits, which was maintained by Atmos before the Effective Time (and continues to be so maintained) and under which immediate coverage for such employees can be provided. Atmos will credit all employees of the United Cities Entities who continue their employment with Atmos as set forth in Section 4.7(a) and (b) above for service performed as employees of the United Cities Entities prior to the Effective Time for eligibility, participation and vesting (but not benefit accrual) purposes in any employee plan or program maintained by Atmos at or after the Effective Time for which such employees are eligible (it being understood that employees who continue to be covered under any Plan or Employee Benefit Arrangement previously maintained by any United Cities Entity will not, during the period of such coverage, be eligible to participate in any Plan or Employee Benefit Arrangement which provides the same or similar benefits and which was maintained by Atmos before the Effective Time). Certain key management employees as selected by Atmos will be eligible to participate in Atmos' Annual Performance Bonus Plan for Key Management Employees and Atmos' Mini-Med Plan. Subject to the foregoing, the rights of any employees of the United Cities Entities at or after the Effective Time shall be governed by the terms, as may be amended or modified from time to time, of any Atmos Plan or Employee Benefit Arrangement in which they participate. Those employees of the United Cities Entities, if any, who become participants in one of Atmos' defined benefit pension plans will have no rights in or claims against Atmos' pension or retirement funds, except with respect to contributions made for their benefit subsequent to the Effective Time.

          (d) It is expressly understood by the parties hereto that, except as otherwise provided in Section 4.7(c) hereof, Atmos assumes no responsibility, and makes no commitment, for the maintenance and continuation, after the Closing, of any Plan or Employee Benefit Arrangement previously adopted or maintained by any United Cities Entity or any United Cities Group Member, provided that a decision to discontinue any such Plan or Employee Benefit Arrangement shall not be based solely on the status of the participants thereunder as former employees of the United Cities Entities.

          (e) Atmos shall provide coverage for each individual (other than Mr. Gene Koonce) who was an active participant in the United Cities Gas and Subsidiaries

     Supplemental Executive Retirement Plan immediately prior to the date on which this Agreement was signed, under a "death benefit only" plan providing the same "survivor benefit" as provided under, and defined in,
     Section 4.4 of the United Cities and Subsidiaries Supplemental Executive Retirement Plan; provided that United Cities shall have, prior to the Effective Time, transferred ownership of any and all insurance policies described in Section 7.12(b) of such Plan to Atmos.

     Section 4.8  Declaration of Dividends.  Atmos will take appropriate action,
     -----------  ------------------------
at the first regularly scheduled meeting of Atmos' Board of Directors after the Effective Time, to cause to be declared and paid, for a period of not less than four (4) quarters, quarterly cash dividends at an indicated annual rate of not less than $1.02 per share (subject to adjustment for any stock split, stock dividend, combination of shares or other similar event), except to the extent that the ability of Atmos' Board of Directors to declare, and Atmos' ability to pay, such dividends are limited by applicable state statutory requirements of the state or states in which Atmos is incorporated or by such directors' fiduciary duties to Atmos and its shareholders, as such fiduciary duties are determined by Atmos and its counsel in their sole discretion.

     Section 4.9  Options.  Following the consummation of the Merger, Atmos
     -----------  -------
agrees to continue in effect the United Cities Gas Company Long-Term Stock Plan of 1989, as amended. Persons holding options under such plan shall be allowed to exercise their options for Atmos Stock at the exchange rate set forth in the Plan of Merger. Persons holding stock appreciation rights under such plan shall be allowed to exercise such rights based on the price of Atmos Stock taking into account the exchange rate set forth in the Plan of Merger.

     Section 4.10  Indemnification.  Atmos agrees that all rights to
     ------------  ---------------
indemnification and advancement of expenses existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the United Cities Entities (collectively, the "Indemnified Parties") as provided in United Cities' Articles of Incorporation or Bylaws as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than the statutes of limitations applicable to such matters.

     Section 4.11  Insurance.  Through the Effective Time, Atmos shall maintain
     ------------  ---------
in full force and effect all of the policies of insurance of the Atmos Entities that were in effect on the date hereof or insurance comparable to the coverage afforded by such policies.

     Section 4.12  Cooperation in Preparation of Proxy Statement/Prospectus.
     ------------  --------------------------------------------------------
Atmos shall cooperate fully with United Cities and shall furnish such information concerning Atmos as United Cities shall request in connection with the preparation and filing with the SEC by United Cities of the Proxy Statement/Prospectus in connection with the United Cities Shareholders Meeting. In addition, Atmos shall obtain the consent of Ernst & Young LLP to the inclusion of such audited financial statements of Atmos in the Proxy Statement/Prospectus as may be necessary or desirable, as determined by Atmos.

     Section 4.13  Delivery of Monthly Financials.  Atmos shall deliver to
     ------------  ------------------------------
United Cities, as promptly as practicable following the end of each calendar month after the date of this Agreement, its consolidated monthly financial statements prepared in the ordinary course of its business.

                                   ARTICLE 5

                  MUTUAL COVENANTS OF ATMOS AND UNITED CITIES

     Section 5.1  The Merger.
     -----------  ----------

          (a) Subject to the terms and conditions of this Agreement, Atmos and United Cities agree to enter into a statutory merger under the applicable laws of the States of Texas, Illinois and Virginia whereby United Cities will be merged with and into Atmos, with Atmos as the surviving corporation (the "Merger"); and Atmos and United Cities hereby respectively agree that the terms and conditions of such Merger, the mode of carrying the same into effect, the manner of converting the shares of capital stock of United Cities into shares of Atmos Stock, and other necessary or proper details and provisions relating to such Merger shall be as contained in the form of Plan of Merger attached hereto as Exhibit D (the "Plan of Merger"). Notwithstanding anything to the contrary contained in this Agreement or the Plan of Merger, if any state authority or commission requires that the survivor pursuant to the Merger be a corporation incorporated under the laws of such state, each party agrees to take all necessary actions prior to the mailing of the Proxy Statement/Prospectus to comply with such requirement and provide that such survivor will be incorporated in such state, including, without limitation, making any necessary amendments to the Plan of Merger, as authorized by the respective Board of Directors of United Cities and Atmos by approval of this Agreement.

          (b) At any time before approval of this Agreement and the Plan of Merger by the respective shareholders of Atmos and United Cities and prior to the Closing Date, this Agreement and the Plan of Merger may be amended in writing by Atmos and United Cities in accordance with the provisions of
     Section 7.3.

          (c) The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, within fifteen (15) business days following the latest to occur of (i) the meeting of shareholders of Atmos held pursuant to Section 4.2 of this Agreement, (ii) the meeting of shareholders of United Cities held pursuant to Section 3.6 of this Agreement, (iii) the expiration or termination of the waiting period (and any extension thereof) applicable to the consummation of the

     Merger under the Hart-Scott-Rodino Act, or (iv) the date all approvals contemplated by Section 6.1(c) of this Agreement have been granted, and each of the other conditions set forth in Article VI hereof have been satisfied, or at such other date and time as Atmos and United Cities shall agree upon in writing (the "Closing Date"). The Closing shall take place at the office of Locke Purnell Rain Harrell (A Professional Corporation) at 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201 or at such other place as Atmos and United Cities shall agree upon in writing.

          (d) The "Paying Agent" referred to in the Plan of Merger shall be Boston EquiServe Limited Partnership or such other party as Atmos and United Cities may mutually agree.

     Section 5.2  Execution, Filing, and Recording of Merger Documents.  Subject
     -----------  ----------------------------------------------------
to the terms and conditions of this Agreement and upon approval and adoption of the Plan of Merger by the respective shareholders of United Cities and Atmos in accordance with the laws of Texas, Illinois and Virginia, as applicable, relating to statutory mergers, Atmos and United Cities each agree to properly execute and deliver the Plan of Merger in compliance with the laws of Texas, Illinois and Virginia, as well as the requisite certificate(s) and articles of merger in compliance with the laws of Texas, Illinois and Virginia, as applicable, and to cause the requisite filing and recording of the certificate(s) and articles of merger in accordance with the laws of the States of Texas, Illinois and Virginia, as applicable, all with a view of making the Merger effective at the Closing Date.

     Section 5.3  Notice of Certain Events.  Each of the parties hereto shall
     -----------  ------------------------
give prompt written notice to the other party of (a) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (b) any failure of such party to comply with or satisfy any cost, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the other party hereto.

     Section 5.4  Expenses.  Except as otherwise provided in this Section 5.4,
     -----------  --------
all costs and expenses incurred in connection with this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby (including without limitation any fees, commissions or expenses of the type referred to in Sections
1.20 and 2.20 above) shall be paid by the party incurring such expense. The SEC filing fee for registering the Atmos Stock on Form S-4 and the expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus shall be shared equally by Atmos and United Cities. Notwithstanding the foregoing, if

          (a)  this Agreement is terminated

               (i) by United Cities, because of the failure of Atmos to satisfy the conditions to closing set forth in Sections 6.1(a), 6.3(a), 6.3(b), or 6.3(c) or the failure of Atmos to obtain the opinion described in Section 6.2(d) hereof; or

               (ii) by Atmos, because of the failure of United Cities to satisfy the conditions to closing set forth in Sections 6.1(a), 6.2(a), 6.2(b), 6.2(c), or 6.2(g) or the failure of United Cities to obtain the opinion described in Section 6.3(d) hereof, then the terminating party shall be reimbursed, by the party failing to satisfy such condition(s), for its reasonable expenses (including attorneys, accountants and investment bankers fees (as accrued as of the date of termination)) incurred in connection with this Agreement and the transactions contemplated hereby; and

          (b) if this Agreement is terminated by United Cities under Section 7.1(k), by Atmos under Section 7.1(c), or by Atmos because United Cities' shareholders have approved a Competing Transaction involving United Cities, then United Cities will pay to Atmos a fee in immediately available funds equal to $15,000,000 promptly, but in no event later than two (2) business days, after such termination.

     Section 5.5  Public Announcements.  Atmos and United Cities shall consult
     -----------  --------------------
with one another before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, under Atmos' listing agreement with the NYSE or under United Cities' listing agreement with Nasdaq.

     Section 5.6  Further Action.  Upon the terms and subject to the conditions
     -----------  --------------
hereof, each of the parties hereto shall (a) promptly make its respective filings, and thereafter make any other required submissions, and (b) use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, including, without limitation, using all reasonable efforts to obtain all Governmental Authorizations and all consents of parties to contracts with Atmos and United Cities as are necessary for the consummation of the transactions contemplated by this Agreement and the Plan of Merger and to fulfill the conditions of the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement shall use all reasonable efforts to take all such necessary action.

                                 ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

          Section 6.1  Conditions to Obligations of Each Party to Effect the
          -----------  -----------------------------------------------------
Merger.  The  respective obligations of each party to  effect the Merger shall
- ------
be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Shareholder Approvals.  The issuance of the Atmos Stock to the
              ---------------------
     shareholders of United Cities shall have been approved by the requisite vote of the shareholders of Atmos as required by the rules of the NYSE, and the Merger shall have been approved by the requisite vote of the shareholders of Atmos in accordance with the provisions of the Texas Business Corporation Act and by the requisite vote of the shareholders of United Cities in accordance with the provisions of the Illinois Business Corporation Act, the Virginia Stock Corporation Act and Nasdaq.

          (b) Securities Act Registration, Blue Sky Registration or Exemption
              ---------------------------------------------------------------
     and NYSE Listing.  The shares of Atmos Stock to be issued to United Cities'
     ----------------
     shareholders pursuant to this Agreement and the Plan of Merger shall have been registered with the SEC under the Securities Act by means of an effective registration statement, shall have been registered under or shall be exempt from registration under all applicable state securities or blue sky laws, and shall have been approved for listing, upon official notice of issuance, on the NYSE.

          (c) Utility Commission Approvals.  All necessary approvals of the
              ----------------------------
     state public utility commissions for which approval is required shall have been granted by final order and all applicable appeal and waiting periods shall have expired and such orders shall not contain any condition which, in the reasonable judgment of Atmos, would result in a material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of the United Cities Entities, taken as a whole, or the Atmos Entities, taken as a whole.

          (d) Hart-Scott-Rodino Act.  The waiting period (and any extension
              ---------------------
     thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated.

          (e) Consents Obtained.  All consents and waivers required to be
              -----------------
     obtained for the authorization, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby other than those consents and waivers the failure of which to obtain would not have a material adverse effect on Atmos or United Cities, as the case may be, shall have been obtained, including required consents, waivers and releases from each of Atmos' and United Cities' lenders and creditors and from Woodward Marketing, L.L.C., in form and substance reasonably satisfactory to Atmos and United Cities.

          (f) Litigation.  No action, suit, or proceeding shall be pending or
              ----------
     threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation,
     (iii) materially affect adversely the right of Atmos to own the former assets and to operate the former business of United Cities and the United Cities Subsidiaries, or (iv) materially affect adversely the right of any of the United Cities Entities to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

          (g) Pooling Letter.  Atmos shall have received from Ernst & Young LLP
              --------------
     a written opinion dated the Closing Date, in form and substance satisfactory to Atmos, to the effect that pooling of interests accounting treatment by Atmos is required for the Merger.

          (h)   Comfort Letters.
                ---------------

               (i) Immediately prior to the time that the Registration Statement on Form S-4 becomes effective, Atmos and United Cities shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to Atmos.

               (ii) Immediately prior to the time that the Registration Statement on Form S-4 becomes effective, Atmos and United Cities shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to Atmos.

               (iii) Atmos and United Cities shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 6.1(h), except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

               (iv) Atmos and United Cities shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (ii) of this Section 6.1(h), except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

     Section 6.2  Additional Conditions to Obligations of Atmos.  The
     -----------  ---------------------------------------------
obligations of Atmos to issue the Atmos Stock to United Cities' shareholders and to effect the Merger are, at the option of Atmos, also subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  (i) The representations and
              ------------------------------
     warranties of United Cities contained in Sections 1.1, 1.2, 1.3, 1.4, 1.5(a), 1.5(b), 1.5(d), 1.6(a), 1.6(b), 1.9(a) (except with respect to the second sentence of Section 1.9(a) as it relates to financial statements), 1.10, 1.14, 1.17, 1.18, 1.21, 1.22, 1.23, 1.24, 1.25 and 1.26 of this
     Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made at and as of the Closing Date, and (ii) all of the other representations and warranties of United Cities contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made at and as of the Closing Date, except where the failure of such representation(s) or warranty(ies) to be true and correct and would not have a Material (as defined in Section 8.1(bb)) adverse effect on the United Cities Entities, taken as a whole. Atmos shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of United Cities dated as of the Closing Date to the foregoing effect.

          (b) Agreements and Covenants.  United Cities shall have performed or
              ------------------------
     complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date and Atmos shall have received a certificate signed by the Chief Executive Officer of United Cities and dated as of the Closing Date to that effect.

          (c) Material Adverse Changes.  Since the date of this Agreement, no
              ------------------------
     Material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the United Cities Entities shall have occurred; and Atmos shall not have discovered or become aware of any fact, error, misstatement or omission materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the United Cities Entities that has not been disclosed by United Cities to Atmos in the United Cities Disclosure Schedule which would result in a Material adverse change.

          (d) Opinion of Investment Banker.  The Board of Directors of Atmos
              ----------------------------
     shall have received from Merrill Lynch, Pierce, Fenner & Smith Incorporated a written opinion, dated as of the mailing date of the Proxy
     Statement/Prospectus, in form and substance satisfactory to Atmos, to the effect that the Merger is fair to the shareholders of Atmos from a financial point of view.

          (e) Opinion of Tax Counsel.  Atmos shall have received from Locke
              ----------------------
     Purnell Rain Harrell (A Professional Corporation) a written opinion dated the Closing Date, in form and substance satisfactory to Atmos, to the effect that the

     Merger will constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code.

          (f) Opinion of United Cities' Counsel.  Atmos shall have received an
              ---------------------------------
     opinion of Chapman and Cutler, counsel to United Cities, dated the Closing Date, regarding the United Cities Entities and the Merger, in form and substance satisfactory to Atmos.

          (g) Dissenting United Cities Shareholders.  Written objections to the
              -------------------------------------
     Merger shall not have been made by the holders of ten (10%) percent or more of the outstanding shares of the common stock of United Cities, pursuant to the provisions of the Illinois Business Corporation Act or the Virginia Stock Corporation Act, respecting rights of dissenting shareholders.

     Section 6.3  Additional Conditions to Obligations of United Cities.  The
     -----------  -----------------------------------------------------
obligations of United Cities to effect the Merger are, at the option of United Cities, also subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  (i) The representations and
              ------------------------------
     warranties of Atmos contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5(a), 2.5(b), 2.5(d), 2.6(a), 2.6(b), 2.9(a) (except with respect to the second sentence of Section 2.9(a) as it relates to financial statements), 2.10, 2.14, 2.17, 2.18, 2.21, 2.22, 2.23, 2.24, 2.25 and 2.26 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and (ii) all of the other representations and warranties of Atmos contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made at and as of the Closing Date, except where the failure of such representation(s) and warranty(ies) to be true and correct would not have a Material (as defined in Section 8.1(cc)) adverse effect on the Atmos Entities taken as a whole. United Cities shall have received a certificate signed by the Chief Operating Officer and Chief Financial Officer of Atmos dated as of Closing Date to the foregoing effect.

          (b) Agreements and Covenants.  Atmos shall have performed or complied
              ------------------------
     in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date and United Cities shall have received a certificate signed by the Chief Operating Officer of Atmos and dated as of the Closing Date to that effect.

          (c) Material Adverse Changes.  Since the date of this Agreement, no
              ------------------------
     Material adverse change in the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the Atmos Entities shall have occurred;

     and United Cities shall not have discovered or become aware of any fact, error, misstatement or omission materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of any of the Atmos Entities that has not been disclosed by Atmos to United Cities in the Atmos Disclosure Schedule which would result in a Material adverse change.

          (d) Opinion of Investment Banker.  The Board of Directors of United
              ----------------------------
     Cities shall have received from PaineWebber Incorporated a written opinion, dated as of the mailing date of the Proxy Statement/Prospectus, in form and substance satisfactory to United Cities, to the effect that the Merger is fair to the shareholders of United Cities from a financial point of view.

          (e) Opinion of Tax Counsel.  United Cities shall have received from
              ----------------------
     Chapman and Cutler a written opinion dated the Closing Date, in form and substance satisfactory to United Cities, to the effect that the Merger will constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code.

          (f) Opinion of Atmos' Counsel.  United Cities shall have received from
              -------------------------
     Locke Purnell Rain Harrell (A Professional Corporation) a written opinion dated the Closing Date regarding the Atmos Entities and the Merger, in form and substance satisfactory to United Cities.

          (g) Employment Agreements.  Atmos shall have executed employment
              ---------------------
     contracts with Messrs. James B. Ford, Thomas R. Blose, Jr. and Gene C. Koonce substantially in the forms of Exhibits C-1, C-2 and C-3, respectively.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT, AND WAIVER

     Section 7.1  Termination.  This Agreement may be terminated and the Merger
     -----------  -----------
contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of Atmos or United Cities:

          (a) by mutual written consent duly authorized by the Boards of Directors of Atmos and United Cities;

          (b) by Atmos or United Cities if the Merger shall not have been consummated on or before March 31, 1997, or such later date as may be agreed to in writing by the parties; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by Atmos if the Board of Directors of United Cities has, pursuant to
     Section 3.11, taken a position recommending a Competing Transaction, or whereby it fails to recommend the Merger, to the shareholders of United Cities;

          (d) by Atmos or United Cities if a federal or state court of competent jurisdiction or a federal or state governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree or ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(d) shall have used all reasonable efforts to remove such injunction, order or decree;

          (e) by Atmos if the shareholders of United Cities have not approved the matters specified in Section 3.6 hereof at the vote taken thereon at the meeting of shareholders of United Cities convened pursuant to Section
     3.6 hereof or any adjournment thereof;

          (f) by United Cities if the shareholders of Atmos have not approved the matters specified in Section 4.2 hereof at the vote taken thereon at the meeting of shareholders of Atmos convened pursuant to Section 4.2 hereof or any adjournment thereof;

          (g) by Atmos if there has occurred (i) a material breach by United Cities of any of its representations or warranties contained in Sections 1.1, 1.2, 1.3, 1.4, 1.5(a), 1.5(b), 1.5(d), 1.6(a), 1.6(b), 1.9(a) (except with respect to the second sentence of Section 1.9(a) as it relates to financial statements), 1.10, 1.14, 1.17, 1.18, 1.21, 1.22, 1.23, 1.24, 1.25
     or 1.26 of this Agreement or of any of the covenants or agreements, contained in this Agreement or the Plan of Merger, or (ii) a Material (as defined in Section 8.1(bb)) breach by United Cities of any of its other representations or warranties contained in this Agreement or the Plan of Merger, if the same has not been cured within twenty (20) days after written notice of such breach has been given to United Cities by Atmos;

          (h) by United Cities if there has occurred (i) a material breach by Atmos of any of its representations or warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5(a), 2.5(b), 2.5(d), 2.6(a), 2.6(b), 2.9(a) (except with respect to the second sentence of Section 2.9(a) as it relates to financial statements), 2.10, 2.14, 2.17, 2.18, 2.21, 2.22, 2.23, 2.24, 2.25
     and 2.26 of this Agreement or any of the covenants or agreements contained in this Agreement or the Plan of Merger or (ii) a Material (as defined in Section 8.1(cc)) breach by Atmos of any of its other representations or warranties contained in this Agreement or the Plan of Merger, if the same has not been cured within twenty (20) days after written notice of such breach has been given to Atmos to United Cities;

          (i) by Atmos, prior to the expiration of the Initial Environmental Inspection Period, in its sole discretion, because of (i) the failure of United Cities and Atmos to agree upon a Scope for the Environmental Audit, or (ii) the results of the preliminary review of information about the Environmental Activities or Environmental Condition of United Cities are not satisfactory to Atmos;

          (j) by Atmos, prior to the expiration of twenty (20) days from and after a period of forty (40) days from the date of this Agreement, in its sole discretion, in the event United Cities fails to terminate all liabilities of United Cities under the United Cities and Subsidiaries Supplemental Executive Retirement Plan for an aggregate amount of not more than $5,000,000; provided, however, that United Cities shall not be required to include in such amount any amount in respect to United Cities' liability to Gene C. Koonce under the United Cities and Subsidiaries Supplemental Executive Retirement Plan; or

          (k) by United Cities, in the exercise of United Cities' Board of Directors' fiduciary duties pursuant to Section 3.11 with respect to a Competing Transaction.

     Section 7.2  Effect of Termination.  In the event of the termination of
     -----------  ---------------------
this Agreement pursuant to Section 7.1, except as otherwise expressly provided for in this Section 7.2, this Agreement shall forthwith become void and, except as otherwise expressly provided for in this Section 7.2, there shall be no liability on the part of any party hereto, provided, however, that nothing herein shall relieve any party from liability for any intentional or willful breach hereof, provided, further, that the obligations of the parties under
Section 5.4, the Confidentiality Agreement and the Standstill Agreement shall remain in full force and effect.

     Section 7.3  Amendment.  This Agreement may be amended by mutual action
     -----------  ---------
taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Closing Date; provided, however, that, after approval by the shareholders of either party of the Merger, no amendment may be made which would increase or decrease the amount or change the type of consideration into which each share of United Cities Stock shall be converted upon consummation of the Merger, and provided further that any amendments required by Section 5.1(a) do not require further approval of the respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 7.4  Waiver.  At any time prior to the Effective Time, any party
     -----------  ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and shall be applicable only with respect to the particular condition or provision as extended or waived and not to any other condition or provision herein.

                                   ARTICLE 8

                                 MISCELLANEOUS

     Section 8.1  Definitions.  For purposes of this Agreement, the following
     -----------  -----------
terms used herein shall have the meanings set forth below:

          (a) "Additional Assessment" has the meaning set forth in Section 3.4(b) above.

          (b) "Additional Environmental Investigation Period" has the meaning set forth in Section 3.4(a) above.

          (c) "Atmos SEC Reports" has the meaning set forth in Section 2.9(a) above.

          (d) "Atmos Shareholders Meeting" means the special meeting of Atmos' shareholders called for the purpose of considering and voting upon the Merger and the issuance of Atmos Stock to United Cities' shareholders as consideration for the Merger in accordance with and pursuant to the terms and provisions of this Agreement.

          (e) "Atmos Stock" has the meaning set forth in Section 2.3(a) above.

          (f) "Closing" means the closing of the Merger as set forth in Section 5.1(c) of this Agreement.

          (g) "Closing Date" means the date of the Closing as set forth in
     Section 5.1(c) of this Agreement.

          (h) "Competing Transaction" means any of the following (other than the transactions contemplated by this Agreement) involving United Cities or any United Cities Entity: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of the United Cities Entities; (iii) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of United Cities; (iv) any person acquiring beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) being formed which beneficially owns or has the right to acquire beneficial ownership of, twenty percent (20%) of more of the outstanding shares of capital stock of United Cities; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; provided, that this shall not apply to transactions permitted under Section 3.1(e).

          (i) "Confidentiality Agreement" means the Confidentiality Agreement dated July 5, 1996 by and between United Cities and Atmos .

          (j) "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

          (k) "Effective Time" means the effective time of the Merger, determined in accordance with the Plan of Merger.

          (l) "Employee Benefit Arrangement" means any plan, agreement, or arrangement which is not an employee benefit plan within the meaning of
     Section 3(3) of ERISA but which provides benefits to any one or more of the officers or other employees of any United Cities Entity or Atmos Entity, as the case may be, such as a bonus, incentive, stock purchase, stock option, or stock appreciation rights plan, or any employment or consulting agreement.

          (m) "Environmental Activity" means any storage, holding, manufacture, emission, discharge, generation, processing, treatment, abatement, removal, disposition, handling, transportation, or disposal, or any actual, proposed, or threatened release of any Hazardous Materials from, under, into, or on any Subject Property or otherwise relating to any Subject Property or the Use of any Subject Property, including but not limited to
     (i) the migration or emanation of Hazardous Materials from the Subject Property onto or into the environment beyond the physical boundaries of the Subject Property; (ii) the off-site disposal of Hazardous Materials from any Subject Property; and (iii) including but not limited to activity occurring in connection with ambient air, surface, and subsurface soil conditions, and all surface and subsurface waters.

          (n) "Environmental Agency" means any federal, state, or local entity or agency with jurisdiction over Environmental Requirements.

          (o) "Environmental Audit" has the meaning set forth in Section 3.4(a) above.

          (p) "Environmental Condition" means (i) the presence or existence in, on, at, or under the Subject Property of any Hazardous Materials, underground or above-ground storage tanks, wells, covered-over surface impoundments or similar areas, any "facility," as that term is defined under applicable Environmental Requirements, or wetlands and (ii) the presence or existence in, on, at, or under the environment beyond the physical boundaries of the Subject Property of any Hazardous Materials, which migrated or emanated from the Subject Property.

          (q) "Environmental Costs" means any of the following which arise in any manner in connection with Environmental Activity or an Environmental Condition, regardless of whether based in contract, tort, implied or express warranty, strict liability, Environmental Requirement, or otherwise: all liabilities, losses, judgments, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, the reasonable fees and disbursements of legal counsel and environmental consultants, all costs related to the performance of any required or necessary assessments, investigations, remediation, response, containment, closure, restoration, repair, cleanup, or detoxification of any Subject Property or any part thereof, the preparation and implementation of any maintenance, monitoring, closure, remediation, abatement, or other plans required by an Environmental Agency or by Environmental Requirements and any other costs recovered or recoverable under any Environmental Requirement), fines, penalties, or monetary sanctions. Environmental Costs shall include without limitation: (i) damages for personal injury or death, or injury to property or to natural resources; (ii) damage to the Subject Property or damage resulting from the loss of the Use of all or any part of the Subject Property, including but not limited to business loss; (iii) the cost of any demolition, rebuilding, or repair of the Subject Property or other property, required by Environmental Requirements or necessary to restore the Subject Property or such other property to its condition prior to damage caused by an Environmental Condition, Environmental Activity, or by the remediation of an Environmental Activity, or by the remediation of an Environmental Condition or Environmental Activity; and (iv) diminution in value of the Subject Property or other property.

          (r) "Environmental Requirements" means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which a Subject Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over any of the United Cities Entities, any Subject Property, or the Use of the Subject Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or waste or Hazardous Materials into the environment

     (including, without limitation, ambient air, surface water, ground water, or land or soil).

          (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (t) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (u) "Governmental Authorizations" has the meaning set forth in Section 1.1(a) above.

          (v) "Group Member" means any member of any "affiliated service group," as defined in Section 414(m) of the Code, that includes any United Cities Entity or Atmos Entity, as the case may be, any member of any "controlled group of corporations," as defined by Section 1563 of the Code, that includes any United Cities Entity or Atmos Entity, as the case may be, or any member of any group of "trades or businesses under common control," as defined in Section 414(c) of the Code, that includes any United Cities Entity or Atmos Entity, as the case may be.

          (w) "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (x) "Hazardous Material" means any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in (S) 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. (S) 9601 et seq.) or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; or (vii) radon gas; and any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements or the common law, or any other applicable laws relating to the Subject Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on any Subject Property (A) requires reporting, investigation, or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on any Subject Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on any Subject Property or adjacent property; or (C) which, if it emanated or migrated from the Subject Property, could constitute a trespass.

          (y) "Indemnified Parties" has the meaning set forth in Section 4.10 above.

          (z) "Initial Environmental Inspection Period" has the meaning set forth in Section 3.4(a) above.

          (aa) "IRS" means the Internal Revenue Service.

          (bb) "Material" with respect to United Cities means that the effect of any untrue statement, misrepresentation or omission of United Cities contained in this Agreement on, or of any breach or failure to perform by United Cities of any of its covenants, warranties, agreements or obligations contained in this Agreement on, or the occurrence of any event affecting, the business, operations, properties, conditions (financial or otherwise), assets or liabilities of United Cities that result, individually or in the aggregate, in an reduction on a pro forma basis of $2,000,000 or more in the net profit of United Cities on an annualized basis for a twelve (12)-month period, or a reduction on a pro forma basis of $12,500,000 or more in the stockholders equity of United Cities as of the most recent audited balance sheet; provided, however, that no amounts shall be included in determining the foregoing amounts which arise with respect to any former manufactured gas plant site or the Kansas Department of Health and Environment mercury meter proceeding, except to the extent that such amounts arise from events or occurrences arising after the Initial Environmental Inspection Period; provided, further, that for purposes of calculating any such effect on the net profit of United Cities, there shall not be taken into account any item that would reduce such net profit on a pro forma basis by less than $5,000. In the event of any dispute between the parties as to the determination of whether any such matter is Material, the parties agree to submit such dispute to Arthur Andersen LLP ("AA") and Ernst & Young LLP ("EY") for resolution on a joint basis. In the event AA and EY are unable to resolve such dispute within ten (10) days, then the parties agree to submit the dispute to Coopers & Lybrand LLC whose determination shall be final and binding on the parties.

          (cc) "Material" with respect to Atmos means that the effect of any untrue statement, misrepresentation or omission of Atmos contained in this Agreement on, or of any breach or failure to perform by Atmos of any of its covenants, warranties, agreements or obligations contained in this Agreement on, or the occurrence of any event affecting, the business, operations, properties, conditions (financial or otherwise), assets or liabilities of Atmos that result, individually or in the aggregate, in an reduction on a pro forma basis of $2,000,000 or more in the net profit of Atmos on an annualized basis for a twelve (12)-month period, or a reduction on a pro forma basis of $12,500,000 or more in the stockholders equity of Atmos as of the most recent audited balance sheet; provided, however, that for purposes of calculating any such effect on the net profit of Atmos, there shall not be taken into account any item that would reduce such net profit on a pro forma basis by less than $5,000. In the event of any dispute between the parties as to the determination of whether any such matter is Material, the parties agree to submit such dispute to Arthur Andersen LLP ("AA") and Ernst & Young LLP ("EY") for resolution on a joint basis. In the event AA and EY are unable to resolve such dispute within ten (10) days, then the parties agree to submit the dispute to Coopers & Lybrand LLC whose determination shall be final and binding on the parties.

          (dd) "Merger" and "Plan of Merger" have the meanings set forth in
     Section 5.1(a)  above.

          (ee) "Nasdaq" means the Nasdaq National Market.

          (ff) "NYSE" means the New York Stock Exchange.

          (hh) "PBGC" means the Pension Benefit Guaranty Corporation.

          (ii) "Plan" means at any time any employee benefit plan as defined in
     Section 3(3) of ERISA (i) which is either (1) maintained by a United Cities Entity (or an Atmos Entity, as the case may be) or any Group Member or (2) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and (ii) to which any of the United Cities Entities (or Atmos Entities, as the case may be) or any Group Member is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          (jj) "Proxy Statement/Prospectus" means the joint proxy which constitutes (i) a proxy statement to be delivered to Atmos' shareholders in connection with the Atmos Shareholders Meeting, (ii) a registration statement on Form S-4 to be filed by Atmos with the SEC to register the Atmos Stock that will be received by the shareholders of United Cities in the Merger, and (iii) a joint proxy statement and prospectus to be delivered to United Cities' shareholders in connection with the Atmos Stock and the United Cities' Shareholders Meeting with respect to the Merger.

          (kk) "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

          (ll) "Sampling" has the meaning set forth in Section 3.4(a) above.

          (mm) "Scope" has the meaning set forth in Section 3.4(a) above.

          (nn) "SEC" means the Securities and Exchange Commission.

          (oo) "Securities Act" means the Securities Act of 1933, as amended.

          (pp) "Standstill Agreement" means the Standstill Agreement dated as of July 13, 1996 by and between United Cities and Atmos.

          (qq) "Subject Property" means the real property currently or formerly Used by any of the United Cities Entities or any of their current or former subsidiaries and all improvements, fixtures, equipment, and personal property now or hereafter located on such real property.

          (rr) "Taxes" means all taxes, charges, fees, levies, imports, or other assessments by any federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, employment, payroll, franchise, and withholding taxes, and any interest, penalties, or additions attributable thereto, imposed thereon, or with respect thereof.

          (ss) "Tax Returns" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign taxing authority in connection with the determination, assessment, or collection of any Tax.

          (tt) "United Cities Pension Plan" means the Retirement Plan for Employees of United Cities.

          (uu) "United Cities SEC Reports" has the meaning set forth in Section 1.9(a) above.

          (vv) "United Cities Shareholders Meeting" means the special meeting of United Cities' shareholders called for the purpose of considering and voting upon the Merger in accordance with and pursuant to the terms and provisions of this Agreement.

          (ww) "Use" means use, ownership, tenancy, development, construction, maintenance, management, operation, or occupancy and when referring to Use by United Cities shall also be deemed to include Use by the United Cities Subsidiaries or any other current or former subsidiaries of any of the United Cities Entities.

     Section 8.2  Non-Survival of Representations, Warranties, and Agreements.
     -----------  -----------------------------------------------------------
The representations, warranties, and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Sections 4.7, 4.8, 4.9, 4.10 and 5.4 shall survive the Merger or the termination of this Agreement.

     Section 8.3  Notices.  All notices and other communications given or made
     -----------  -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by facsimile or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Atmos :

               Atmos Energy Corporation
               P.O. Box 650205
               Dallas, Texas  75265-0205
               Attention:  Mr. Robert F. Stephens

               With a copy to:

               Locke Purnell Rain Harrell (A Professional Corporation) 2200 Ross Avenue, Suite 2200
               Dallas, Texas  75201-6776
               Attention:  Mr. Dan Busbee

          (b)  If to United Cities:

               United Cities Gas Company
               5300 Maryland Way
               Brentwood, Tennessee  37207
               Attention:  Mr. James B. Ford

               With a copy to:

               Chapman and Cutler
               111 West Monroe Street
               Chicago, Illinois  60603
               Attention:  Mr. Terence O'Meara

     Section 8.4  Assignment.  This Agreement is not assignable by any of the
     -----------  ----------
parties hereto.

     Section 8.5  Severability.  If any term or other provision of this
     -----------  ------------
Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 8.6  Parties in Interest.  This Agreement shall be binding upon and
     -----------  -------------------
inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement other than officers, directors and employees of United Cities who are third party beneficiaries pursuant to Sections 4.7, 4.9 and 4.10.

     Section 8.7  Entire Agreement.  This Agreement constitutes the entire
     -----------  ----------------
agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement and the Standstill Agreement, both between Atmos and United Cities, which shall survive in accordance with their respective terms), both written and oral, between the parties, with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder.

     Section 8.8  Specific Performance.  The parties hereto agree that, if for
     -----------  --------------------
any reason any party hereto shall have failed to perform its obligations under this Agreement, then the other party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against the other party hereto for any willful failure to perform its obligations under this Agreement.

     Section 8.9  Governing Law.  This Agreement shall be governed by, and
     -----------  -------------
construed in accordance with, the laws of the State of Texas; provided, however, that all provisions of this Agreement relating to (a) the rights, duties and conduct of Board of Directors of United Cities with respect to this Agreement and the transactions hereby, pursuant to Sections 3.2 and 3.11 hereof and (b) whether Atmos shall be required to be an Illinois corporation as the survivor under Merger, shall be governed by, and construed in accordance with the laws of the State of Illinois.

     Section 8.10  Construction; Headings.  The parties hereto have participated
     ------------  ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.11  Incorporation of Exhibits.  The Exhibits identified in this
     ------------  -------------------------
Agreement are incorporated herein by reference and made a part hereof for all purposes.

     Section 8.12  Counterparts.  This Agreement may be executed in
     ------------  ------------
counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

     IN WITNESS WHEREOF, Atmos and United Cities have executed this Agreement and Plan of Reorganization on the date first written above by their respective officers thereunto duly authorized.

                              ATMOS ENERGY CORPORATION



                              By: /s/ Robert F. Stephens
                                  ------------------------------------
                                  Robert F. Stephens
                                  President and Chief Operating Officer



                              UNITED CITIES GAS COMPANY



                              By: /s/ Gene C. Koonce
                                  ------------------------------------
                                  Gene C. Koonce
                                  President and Chief Executive Officer

                                                                       EXHIBIT D


                                 PLAN OF MERGER


          This PLAN OF MERGER (this "Plan") by and between ATMOS ENERGY CORPORATION, a Texas corporation ("Atmos"), and UNITED CITIES GAS COMPANY, an Illinois and Virginia corporation ("United Cities"). Pursuant to this Plan, United Cities shall be merged with and into Atmos, with Atmos as the surviving corporation (the "Merger"), and the outstanding capital stock of United Cities shall be converted into the right to receive shares of capital stock of Atmos.

                              W I T N E S S E T H:

          WHEREAS, Atmos is a corporation duly organized and existing under the laws of the State of Texas, and United Cities is a corporation duly organized and existing under the laws of the States of Illinois and Virginia;

          WHEREAS, Atmos and United Cities have entered into an Agreement and Plan of Reorganization dated July 19, 1996 (the "Reorganization Agreement"), which contemplates the merger of United Cities with and into Atmos, with Atmos as the surviving corporation as provided in this Plan; and

          WHEREAS, the respective Boards of Directors of Atmos and United Cities have duly authorized the execution of this Plan and have directed that the Merger be submitted to their respective shareholders for a vote in accordance with the requirements of the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act, the Boards of Directors and shareholders of Atmos and United Cities have approved the Merger, and the Board of Directors and shareholders of Atmos have authorized the issuance of shares of the common stock, no par value, of Atmos (the "Common Stock") in connection with the Merger;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                       MERGER OF UNITED CITIES INTO ATMOS

          SECTION 1.01 The Merger. In accordance with the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act, United Cities shall be merged with and into Atmos at the effective time of the Merger (the "Effective Time").

Following the Merger, the separate corporate existence of United Cities shall cease and Atmos shall be the surviving corporation, organized under the laws of the States of Texas and Virginia (the "Surviving Corporation").

     SECTION 1.02 Effects of the Merger.

               (a) The Merger shall have the effects set forth in the applicable provisions of the Texas Business Corporation Act, the Illinois Business Corporation Act, and the Virginia Stock Corporation Act. Without limiting the generality of the foregoing sentence, and subject thereto, at the Effective Time, by operation of law, all of the property, rights, privileges, powers and franchises of United Cities and Atmos shall vest in the Surviving Corporation, and all debts, liabilities and obligations of United Cities and Atmos shall be assumed by the Surviving Corporation and shall become the debts, liabilities and obligations of the Surviving Corporation.

               (b) If, at any time after the Merger, the Surviving Corporation shall deem it necessary to obtain further assignments or documents to vest, perfect, confirm or record in the Surviving Corporation title to any property or rights of United Cities acquired as a result of the Merger, United Cities hereby authorizes the officers and directors of the Surviving Corporation or its successors to execute and deliver on behalf of and in the name of United Cities all such proper deeds, assignments and other instruments and to do all things necessary and proper to vest, perfect, confirm or record title to such property or rights in the Surviving Corporation or its successor.

     SECTION 1.03  Articles of Incorporation; Bylaws.

               (a) The Restated Articles of Incorporation of Atmos, as in effect immediately prior to the Effective Time, shall be amended as provided herein, and such Restated Articles of Incorporation, as so amended, shall be the Articles of Incorporation of the Surviving Corporation, without any other modification or amendment until thereafter amended as provided by law.

               (b) The text of Article II of the Restated Articles of Incorporation of Atmos shall be amended and restated in its entirety to read as follows:

                    "The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act and the Virginia Stock Corporation Act, including, but not limited to, the following: the transportation and distribution of natural gas by pipeline as a public utility."

               (c) There is hereby added to the Restated Articles of Incorporation of Atmos the following new Article VIII, the text of which is set forth below in its entirety:

                                 "ARTICLE VIII

                    These Articles of Incorporation may be amended only upon the affirmative vote of more than two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote thereon."

               (d) The Bylaws of Atmos, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, without any modification or amendment until thereafter amended as provided by law.

     SECTION 1.04  Directors and Officers.

               (a) At the Effective Time, the number of directors of the Surviving Corporation shall be fifteen (15), and thereafter shall be set in the manner provided in the Bylaws of the Surviving Corporation. The directors of the Surviving Corporation shall be the eleven (11) directors of Atmos in office at and as of the Effective Time and the following four
     (4) former directors of United Cities: Messrs. Gene C. Koonce, __________, __________, and __________. Each of the Atmos directors in office prior to the Effective Time shall continue to serve in the class and for the term that he was serving at and as of the Effective Time, and the following directors shall serve in the classes and for the terms indicated: Mr. Koonce (Class I, with a term expiring in 1999); Mr. __________, (Class I, with a term expiring in 1999); Mr. __________ (Class II, with a term expiring in 1997); and Mr. __________ (Class III, with a term expiring in
     1998). All of such directors shall remain in office until their respective successors are duly elected or appointed and qualified.

               (b) The officers of Atmos in office at and as of the Effective Time shall remain the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                       CONVERSION AND EXCHANGE OF SHARES

     SECTION 2.01 Conversion of Shares. (a) At and as of the Effective Time, each outstanding share of the common stock of United Cities (the "United Cities Stock") automatically shall become and be converted into the right to receive one (1) share of Common Stock (as the same may be adjusted in accordance with the terms hereof). The exchange ratio set forth in the immediately preceding sentence shall be appropriately and proportionately adjusted in the event of any stock dividend on, or stock split or stock combination of, or any other like change in the Common Stock or the United Cities Stock based on a record date occurring during the period from July 19, 1996 until immediately prior to the Effective Time.

               (b) At and as of the Effective Time, each share of the United Cities Stock then held in the treasury of United Cities, if any, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled without payment of any consideration therefor and without any conversion thereof.

               (c) No fraction of a share of Common Stock will be issuable upon the conversion of shares of United Cities Stock in the Merger. Instead, each shareholder of United Cities who but for this provision would be entitled to a fractional share of Common Stock shall, upon surrender to Atmos' Paying Agent (as hereinafter defined) of his certificate or certificates formerly representing shares of United Cities Stock (each, an "Old Certificate"), receive in lieu of such fractional share, and without interest, a cash amount determined by multiplying such fraction by the average of the closing sale prices for a share of Common Stock, as reported on the NYSE, for the five (5) business days prior to the date on which the Effective Time shall occur.

     SECTION 2.02 Exchange of Certificates. (a) Following the Effective Time, the shareholders of United Cities shall deliver to the Paying Agent their Old Certificates. Upon surrender to the Paying Agent of outstanding Old Certificates, the holder of such Old Certificate or Old Certificates shall receive in exchange therefor a certificate (a "New Certificate") representing whole shares of the Common Stock (the "Atmos Shares") and cash in lieu of fractional shares in accordance with the provisions of Sections 2.01(a) and 2.01(c) of this Plan. Until so surrendered and exchanged, each Old Certificate shall be deemed at and after the Effective Time to represent only the right to receive upon such surrender a New Certificate representing Atmos Shares and cash in lieu of fractional shares without any interest thereon. All rights to receive the Atmos Shares into which the shares of United Cities Stock are converted, and cash in lieu of fractional shares, pursuant to this Plan shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such United Cities Stock.

               (b) The New Certificates representing the Atmos Shares to be issued in connection with the Merger shall in each case be issued to the person in whose name the surrendered Old Certificate or Old Certificates is or are registered. A restrictive legend shall be placed on the New Certificates representing those Atmos Shares issued to persons who (i) were affiliates of United Cities prior to the Merger, and/or (ii) become affiliates of Atmos after the Merger, and a notation shall be made in the appropriate records of Atmos, indicating that the shares represented thereby are subject to certain restrictions on transfer.

               (c) At the Effective Time, the stock transfer books of United Cities shall be closed, and there shall be no further registration or transfers of shares of United Cities Stock thereafter in the records of United Cities.

               (d) Unless and until an Old Certificate shall be surrendered to the Paying Agent as set forth herein, the holder of such Old Certificate shall not receive any dividends or other distributions payable to record holders of the Common Stock. Upon and after such surrender, there shall be paid (without interest) to the record holder of the New Certificate issued and exchanged for such Old Certificate, the amount of any such dividend or other distribution (the record date for the payment of which was after the Effective Time) not previously paid to such holder. Holders of New Certificates who shall have surrendered their Old Certificates prior to any dividend record date will receive their dividends on the corresponding payment date.

               (e) The Atmos Shares issuable in the Merger are hereinafter called the "Merger Consideration." Immediately following the Effective Time, Atmos shall deposit or cause to be deposited in trust with a bank or trust company to be designated by Atmos (the "Paying Agent"), as agent for the holders of the Old Certificates, the certificates representing the Atmos Shares that constitute the Merger Consideration. As soon as practicable after the Effective Time, the Paying Agent shall cause to be mailed, and shall make available at the offices of the Paying Agent, to each person entitled to receive the Merger Consideration, a form of a letter of transmittal and instructions for use in effecting the surrender for payment of the Old Certificates which, immediately prior to the Effective Time, represented shares of United Cities Stock. Upon surrender to the Paying Agent of such Old Certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Paying Agent shall promptly deliver the Merger Consideration to the persons entitled thereto, less any amount required to be withheld under applicable federal income tax regulations. If payment is to be made to a person other than the registered holder of the Old Certificate surrendered, it shall be a condition of such payment that the Old Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay any transfer taxes required by reason of the payment to a person other than the registered holder of the Old Certificate surrendered or establish to the satisfaction of Atmos and the Paying Agent that such tax has been paid or is not applicable. The Paying Agent shall be authorized to deliver the Merger Consideration with respect to any Old Certificate for United Cities Stock theretofore issued which has been lost or destroyed, upon receipt of evidence satisfactory to Atmos and the Paying Agent of ownership of the United Cities Stock represented thereby and of appropriate indemnification. One year following the Effective Time, Atmos, as the surviving corporation in the Merger, shall be entitled to require the Paying Agent to deliver to Atmos any certificates representing United Cities Stock which have not been disbursed to holders of Old Certificates representing United Cities Stock outstanding immediately prior to the Effective Time, and thereafter such holders shall be entitled to look only to Atmos (subject to abandoned property, escheat, or other similar laws) for the New Certificates representing Atmos Shares payable upon due surrender of their Old Certificates representing United Cities Stock. Atmos shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Merger Consideration for certificates representing United Cities Stock.

     SECTION 2.03. Dissenting Shares. Notwithstanding anything in this Plan to the contrary, shares of United Cities Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder of United Cities Stock who has not voted such shares in favor of adoption of this Plan and shall have properly demanded dissenters' rights for such shares in the manner provided in Section 11.70(a) of the Illinois Business Corporation Act ("United Cities Dissenting Shares") shall not be converted into the right to receive the Merger Consideration unless and until such holder becomes ineligible for such dissenters' rights. If such holder becomes ineligible for such dissenters' rights, then, as of the Effective Time or the occurrence of such event, whichever occurs last, such shares shall thereupon cease to be United Cities Dissenting Shares and shall be converted into the right to receive the Merger Consideration as provided in Section 2.01 hereof.

     SECTION 2.04 Treatment of United Cities Options. Following the consummation of the Merger, Atmos agrees to continue in effect the United Cities Gas Company Long-Term Stock Plan of 1989, as amended. Persons holding options under such plan shall be allowed to exercise their options for Common Stock at the exchange rate set forth in Section 2.01. Persons holding stock appreciation rights under such plan shall be allowed to exercise such rights based on the price of Common Stock taking into account the exchange rate set forth in Section 2.01.


                                  ARTICLE III

                                 EFFECTIVE TIME

     SECTION 3.01. Effective Time. The Merger shall become effective in Texas upon the issuance by the Secretary of State of Texas of a Certificate of Merger, in Illinois upon the issuance by the Secretary of State of Illinois of a Certificate of Merger and in Virginia upon the issuance by the Secretary of State of Virginia of a Certificate of Merger.

     SECTION 3.02 Amendment. At any time before the approval of the Reorganization Agreement and this Plan by the respective shareholders of Atmos and United Cities and prior to the Effective Time, the Reorganization Agreement and this Plan may be amended in writing by Atmos and United Cities; provided, however, that after approval by the shareholders of either party to the Merger, no amendment may be made which would increase or decrease the amount or change the type of consideration into which each share of United Cities Stock shall be converted upon consummation of the Merger. This Plan may not be amended except by an instrument in writing signed by the parties hereto.